Exhibit 10.1

SECURITIES PURCHASE AGREEMENT

This Securities Purchase Agreement (this “Agreement”) is dated as of July 21, 2020 among Watermark Lodging Trust, Inc., a Maryland corporation (the “Company”), CWI 2 OP, LP, a Delaware limited partnership (the “Operating Partnership”), ACP Watermark Investment LLC, a Delaware limited liability company (the “Purchaser”), and Ascendant Capital Fund LP, a Delaware limited partnership (“Ascendant Guarantor”), Oaktree Special Situation Fund II AIF Holdings (Delaware), L.P., a Delaware limited partnership (“Oaktree Guarantor 1”), Oaktree Huntington Investment Fund II AIF (Delaware), L.P., a Delaware limited partnership (“Oaktree Guarantor 2”), Oaktree Star Investment Fund II AIF (Delaware), L.P., a Delaware limited partnership (“Oaktree Guarantor 3”) and Oaktree Real Estate Opportunities Fund VIII, L.P., a Cayman Islands limited partnership (“Oaktree Guarantor 4”, and together with Ascendant Guarantor, Oaktree Guarantor 1, Oaktree Guarantor 2 and Oaktree Guarantor 3, the "Guarantors") solely in connection with the obligations set forth in Section 3.15 hereof.

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company, the Operating Partnership and the Purchaser hereby agree as follows:

Article I

PURCHASES AND SALES

Section 1.01.      Initial Closing.

(a)         On the Initial Closing Date (as defined below), upon the terms and subject to the conditions set forth herein, (a) the Company agrees to issue and sell, and the Purchaser agrees to purchase, 200,000 shares (the “Initial Shares”) of the Company’s 12% Series B Cumulative Redeemable Preferred Stock, liquidation preference $1,000.00 per share (the “Series B Preferred Stock”); and (b) the Operating Partnership agrees to sell, and the Purchaser agrees to purchase, a series of warrants (the “Warrants”) to purchase 16,778,446 of the Operating Partnership's operating partnership units (“OP Units”), for an aggregate purchase price of $200,000,000.00 (the “Aggregate Initial Closing Purchase Price”). The parties hereto agree that the Aggregate Initial Closing Purchase Price shall be allocated between the Initial Shares and the Warrants in accordance with Section 3.18. The Warrants, the Initial Shares, the Warrant Units and the Additional Shares (each, as defined below), if purchased, are hereinafter collectively called the “Securities.”

(b)        On the Initial Closing Date, the Operating Partnership shall issue the Warrants in substantially the form attached hereto as Exhibit A. The Warrants shall have an exercise price equal to $0.01 per OP Unit, issuable upon exercise of the Warrants (“Warrant Units”).

Section 1.02.      Subsequent Closings for Additional Working Capital and Acquisitions.

(a)          Subject to the terms and conditions set forth herein, the Company shall have the right to require the Purchaser to purchase, and the Purchaser shall purchase, up to an aggregate of 150,000 additional shares of Series B Preferred Stock (“Additional Shares”) for an aggregate purchase price of $150,000,000.00 (the “Maximum Working Capital Amount”) on one or more closing dates following the Initial Closing Date, none of which shall take place later than 18 months after the Initial Closing Date (as defined herein), for the purpose of providing additional working capital to the Company. Each closing of the purchase and sale of Additional Shares pursuant to this Section 1.02(a) shall be for a number of Additional Shares having an aggregate liquidation preference of not less than $25,000,000.

(b)            Subject to the terms and conditions set forth herein, the Company shall also have the right to require the Purchaser to purchase, and the Purchaser shall purchase, up to an aggregate of 100,000 Additional Shares for an aggregate purchase price of $100,000,000.00 (the “Maximum Acquisition Amount”) on one or more closing dates following the Initial Closing Date, none of which shall take place later than 18 months after the Initial Closing Date, solely for the purpose of providing funding for the consummation by the Company of Approved Acquisitions (including related expense deposits). An “Approved Acquisition” is an acquisition by the Company satisfying the following requirements: (i) the acquisition is for one or more lodging-related assets or debt secured thereby (x) with at least 100 rooms, (y) located in one of the 25 largest real estate markets in North America or in the Company's identified target markets and (z) of quality consistent with past practices of the Company and its Subsidiaries, (ii) the transaction has been approved in writing in advance by the Purchaser in Purchaser’s sole discretion unless the requirements of clauses (i), (iii), (iv), (v) and (vi) of this Section 1.02(b) are satisfied, in which case such approval shall not be unreasonably withheld or delayed, (iii) is with a counterparty that is not an Affiliate of the Company and is on terms no less favourable to the Company than the terms that would be available in an arms’ length transaction, (iv) the transaction is structured as a direct real estate or loan acquisition (or through a joint venture where the Company owns at least 10% of the equity interests), (v) to the extent such transaction is financed with debt, any such debt is non-recourse to the Company and its Subsidiaries, subject to customary recourse carveouts, environmental indemnities, completion and carry guarantees, key money guarantees and other customary carveouts, and (vi) the valuation is reasonably consistent with market comparables. Each date on which the closing of a purchase of Additional Shares is made pursuant to Section 1.02(a) or (b) is referred to herein as a “Subsequent Closing Date,” and the purchase price to be paid for Additional Shares at each Subsequent Closing is referred to as an "Aggregate Subsequent Closing Purchase Price (any such Aggregate Subsequent Closing Purchase Price, collectively with the Aggregate Initial Closing Purchase Price, the “Aggregate Purchase Price”)." Except as otherwise agreed to by the Purchaser, each closing of the purchase and sale of Additional Shares pursuant to this Section 1.02(b) shall be for a number of Additional Shares having an aggregate liquidation preference of not less than $5,000,000.

(c)          On each Subsequent Closing Date, the Purchaser shall purchase the total number of Additional Shares being sold on such Subsequent Closing Date. In order to exercise its rights to require the Purchaser to purchase Additional Shares, the Company must: (a) give the Purchaser written notice of the Company's exercise of this right, stating the number of Additional Shares to be sold and purchased on the Subsequent Closing Date, not less than ten Business Days prior to the Subsequent Closing Date together with wire instructions pursuant to which the proceeds of such sale shall be sent (a “Subsequent Closing Date Notice”); and (b) satisfy all conditions to the Subsequent Closing Date contemplated by this Agreement. Assuming proper notice and the satisfaction of all conditions to the Subsequent Closing, on each Subsequent Closing Date the Company shall issue, sell and deliver to the Purchaser, and the Purchaser shall purchase and acquire from the Company, the number of Additional Shares set forth in the applicable Subsequent Closing Date Notice (not to exceed the Maximum Working Capital Amount in respect of all purchases of Additional Shares pursuant to Section 1.02(a) and the Maximum Acquisition Amount in respect of all purchases of Additional Shares pursuant to Section 1.02(b)).

(d)            Depending on their issue dates, the Additional Shares issued on a particular Subsequent Closing Date may bear different CUSIP numbers and may not be fungible with the Initial Shares. The Company shall determine in its reasonable discretion whether the Additional Shares issued at a particular Subsequent Closing should bear different CUSIP numbers, or be designated as one or more separate series of preferred stock of the Company having identical terms to the Series B Preferred Stock, and not be fungible with the Initial Shares. Any Additional Shares that are issued as a separate series shall, to the extent practicable, provide that they shall be automatically exchanged for shares of Series B Preferred Stock as soon as the condition causing the lack of fungibility no longer exists. The Company shall cooperate with the Purchaser to grant a waiver with respect to the Aggregate Share Ownership Limit (as defined in the charter of the Company) with respect to the Additional Shares, if necessary, and the Purchaser shall cooperate with the Company in providing the Company with any information regarding the Purchaser that is reasonably requested by the Company to monitor and maintain the Company's compliance with the requirements for qualification as a REIT.

(e)          Any failure by the Purchaser to purchase the full amount of Additional Shares specified in any Subsequent Closing Date Notice delivered by the Company on any Subsequent Closing Date as to which the Company has satisfied in full all applicable closing conditions (a “Funding Default”) shall, if not cured within five (5) Business Days following writing notice from the Company, result in the following:

(i)           The Purchaser shall immediately forfeit the voting rights of the Series B Preferred Stock as described in Section 11(c)(iii), (iv), (v) and (vi) of the Articles Supplementary (as defined herein);

(ii)          Each Purchaser Director or the Purchaser Board Observer (each, as defined herein), if any, shall immediately resign, and the Purchaser shall cause each Purchaser Director or the Purchaser Board Observer, as applicable, to immediately resign, from the Board of Directors of the Company (the “Board”) effective as of the date of the Funding Default, and the Purchaser shall no longer have any rights under Section 3.04 hereto;

(iii)         Within nine months after such Funding Default, the Company shall have the right to repurchase from the Purchaser, and the Purchaser shall sell to the Company, any and all outstanding shares of Series B Preferred Stock at a redemption price equal to the Liquidation Preference (as defined in the Articles Supplementary) plus accrued and unpaid dividends, in accordance with the procedures set forth in Section 7 of the Articles Supplementary, and any and all outstanding Warrants at a redemption price equal to $0.01 per OP Unit for which such Warrants are then exercisable, in accordance with the procedures set forth in Section 3 of the Warrants; provided, that, the Company shall decrease the redemption price for the Series B Preferred Stock by the portion of the Origination Fee (as defined below) paid by the Company at the Initial Closing that was associated with the Funding Default; and

(iv)         To the extent the Company does not exercise its right to repurchase the outstanding Series B Preferred Stock in accordance with Section 1.02(e)(iii), the Company shall have the right to net the amount of the Origination Fee (as defined herein) paid by the Company at the Initial Closing that was associated with the Funding Default against future payment of Dividends (as defined in the Articles Supplementary) payable to the Purchaser.

The foregoing remedies are in addition to other remedies available to the Company at law or in equity.

Section 1.03.      Deliveries.

(a)          The completion of the purchase and sale of the Initial Shares and the Warrants being purchased hereunder (the “Initial Closing”) shall occur remotely via the exchange of documents and signatures on or prior to July 24, 2020, promptly following the satisfaction of all conditions for the Initial Closing set forth below (the “Closing Conditions”), or on such later date or at such different location as the parties shall agree to in writing, but not prior to or later than the second Business Day (as defined herein) after the date that the Closing Conditions to the Initial Closing have been satisfied or waived by the appropriate party (the “Initial Closing Date”).

At the Initial Closing, the Purchaser shall deliver to an account designated by the Company, via wire transfer of immediately available funds, the Aggregate Initial Closing Purchase Price as set forth in Section 1.01 above, and (i) the Company shall deliver to the Purchaser (or its designated custodian per its delivery instructions), the Initial Shares issuable to the Purchaser pursuant to this Agreement in electronic, book-entry form, registered in the name of the Purchaser, or confirmation of instruction given by the Company to DST Systems Inc., in its capacity as the Company’s transfer agent for the Series B Preferred Stock (the “Transfer Agent”), to register the Initial Shares in electronic, book-entry form with respect to, the number of Initial Shares set forth in Section 1.01 above and bearing an appropriate legend referring to the fact that the Initial Shares were sold in reliance upon the exemption from registration under the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 4(a)(2) thereof; and (ii) the Operating Partnership shall deliver to the Purchaser (or its designated custodian per its delivery instructions), the Warrants, registered in the name of the applicable Purchaser in substantially the form attached hereto as Exhibit A, representing the number of OP Units set forth in Section 1.01 above and bearing an appropriate legend referring to the fact that the Warrants were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof.

(b)          The closing of the purchase and sale of Additional Shares (each, a “Subsequent Closing”) on a Subsequent Closing Date shall occur remotely via the exchange of documents and signatures at each Subsequent Closing, on the later of (i) the seventh Business Day after the date of the Subsequent Closing Date Notice and (ii) the second Business Day following the satisfaction of all conditions for each Subsequent Closing set forth below that have not been satisfied or waived by the appropriate party prior to the applicable Subsequent Closing Date. At each Subsequent Closing, if any, the Purchaser shall deliver to the account or accounts designated by the Company in the Subsequent Closing Date Notice, via wire transfer of immediately available funds, the applicable portion of the Aggregate Subsequent Closing Purchase Price set forth in the Subsequent Closing Date Notice, and the Company shall either deliver to the Purchaser (or its designated custodian) the number of Additional Shares specified in the applicable Subsequent Closing Date Notice in electronic, book-entry form, registered in the name(s) designated in the Subsequent Closing Date Notice, or provide confirmation of instruction given by the Company to the Transfer Agent, to register the Additional Shares in electronic, book-entry form with respect to, the number of Additional Shares set forth in the Subsequent Closing Date Notice and bearing an appropriate legend referring to the fact that the Additional Shares were sold in reliance upon the exemption from registration under the Securities Act provided by Section 4(a)(2) thereof.

Section 1.04.      Closing Conditions.

(a)          The obligations of the Company hereunder in connection with the Initial Closing and each Subsequent Closing, as applicable, are subject to the following conditions being met:

(i)            the representations and warranties of the Purchaser shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, Material Adverse Effect or Material Adverse Change (each as defined below), which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date (or any Subsequent Closing Date, as applicable) as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(ii)            the Purchaser shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Purchaser at or prior to the Initial Closing Date (or any Subsequent Closing Date, as applicable);

(iii)            receipt by the Company of a wire transfer to the account designated by the Company of same-day funds in the full amount of the Aggregate Initial Closing Purchase Price for the Initial Shares and the Warrants being purchased hereunder less (x) the amount of the Origination Fee (as defined below) and (y) the expense reimbursement provided for in Section 3.09 hereof (or, with respect to any Subsequent Closing, as applicable, the Aggregate Subsequent Closing Purchase Price for the Additional Shares);

(iv)            receipt by the Company of the Investor Rights Agreement, dated as of the Initial Closing Date, by and between the Company and the Purchaser, a form of which is attached hereto as Exhibit B (the “Investor Rights Agreement”), which shall have been executed and delivered by a duly authorized officer of each of the Purchaser; and

(v)            receipt by the Company of an applicable IRS Form W-8 or W-9 from each of the Purchaser; and

(vi)           the Purchaser shall have delivered to the Company a certificate signed by an officer of the Purchaser, dated as of the Closing Date, certifying that the conditions specified in Section 1.04(a)(i) and (ii) have been fulfilled.

(b)            The obligations of the Purchaser hereunder in connection with the Initial Closing and each Subsequent Closing, as applicable, are subject to the following conditions being met:

(i)            with respect to the Initial Closing only, the Fundamental Representations shall be true and correct and the other representations and warranties of the Company and the Operating Partnership shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality, Material Adverse Effect or Material Adverse Change, which shall be true and correct in all respects) as of the date when made and as of the Initial Closing Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date);

(ii)            with respect to a Subsequent Closing, (x) the Fundamental Representations of the Company and the Operating Partnership shall be true and correct as of the applicable Subsequent Closing Date and (y) the other representations and warranties of the Company and the Operating Partnership shall be true and correct as of the Subsequent Closing Date (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date), except for (1) such failures to be true and correct as have not had, and would not reasonably be expected to have, a Material Adverse Effect, individually or in the aggregate; and (2) such failures to be true and correct that relate to the properties set forth in Section 1.04(b)(ii) of the Disclosure Schedules (as defined below) delivered at the Initial Closing;

(iii)          with respect to each Subsequent Closing only, there shall not have occurred a failure by the Company to effect any required redemption under the Series B Preferred Stock issued prior to such Subsequent Closing Date;

(iv)          the Company and the Operating Partnership shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Company and the Operating Partnership at or prior to the Initial Closing (or any Subsequent Closing, as applicable), including filing the Articles Supplementary with the State Department of Assessments and Taxation of Maryland (the “SDAT”);

(v)            receipt by the Purchaser of a legal opinion, substantially in the form previously agreed with the Purchaser, dated as of the Initial Closing Date (or any Subsequent Closing Date, as applicable), of Clifford Chance US LLP to the effect that, commencing with the Company's taxable year that ended on December 31, 2015, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a real estate investment trust (“REIT”) under the Internal Revenue Code of 1986, as amended, including the regulations and published interpretations thereunder (“Code”) and its current and proposed method of operation will enable the Company to continue to meet the requirements for qualification and taxation as a REIT under the Code, which opinion will be subject to customary exceptions, assumptions and qualifications and based on customary representations contained in an officer’s certificate executed by the Company and the Operating Partnership. In rendering such opinion, counsel shall be permitted to rely on the opinion of counsel to Carey Watermark Investors Incorporated that such company was organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code commencing with its taxable year that ended on December 31, 2011 through April 13, 2020;

(vi)            receipt by the Purchaser of a counterpart of the Investor Rights Agreement which shall have been executed and delivered by a duly authorized officer of the Company;

(vii)           receipt by the Purchaser of a cross-receipt executed by the Company and delivered to the Purchaser certifying that it has received from the Purchaser an amount in cash equal to the Aggregate Initial Closing Purchase Price (or, with respect to any Subsequent Closing, as applicable, the applicable portion of the Aggregate Subsequent Closing Purchase Price for the Additional Shares payable at such Subsequent Closing);

(viii)           receipt by the Purchaser of a waiver from the stock ownership limits covering the Initial Shares and the Additional Shares;

(ix)            with respect to each Subsequent Closing relating to an Approved Acquisition only, the written approval of the Purchaser to such Approved Acquisition shall have been obtained;

(x)             payment at the Initial Closing of a fee (the “Origination Fee”) equal to 1.0% of the sum of (i) the Aggregate Initial Closing Purchase Price, (ii) the Maximum Working Capital Amount and (iii) the Maximum Acquisition Amount by the Company to the Purchaser by the Purchaser deducting the amount of the Origination Fee from the Aggregate Initial Closing Purchase Price paid to the Company at the Initial Closing; and

(xi)          the Company shall have delivered to the Purchaser a certificate signed by an officer of the Company, dated as of the Closing Date, certifying that the conditions specified in Section 1.04(b)(iv), Section 1.04(b)(i) (only in the case of the Initial Closing) and Section 1.04(b)(ii) (only in the case of a Subsequent Closing) have been fulfilled.

(c)            The obligations of both the Company and the Purchaser hereunder in connection with the Initial Closing and each Subsequent Closing, as applicable, are further subject to the condition that no order, judgment, injunction or decree issued by a governmental authority of competent jurisdiction prohibiting consummation of the transactions contemplated by this Agreement or the other Transaction Documents shall be in effect and no Law shall have been enacted, issued, promulgated, enforced or entered into by any governmental authority that enjoins or otherwise prohibits the consummation of the transactions contemplated by the this Agreement or the other Transaction Documents.

Article II

REPRESENTATIONS AND WARRANTIES

Section 2.01.      Representations, Warranties and Covenants of the Company and the Operating Partnership. The Company and the Operating Partnership, jointly and severally, hereby represent and warrant to, and covenant with, the Purchaser as of the date of this Agreement and the Initial Closing Date (or any Subsequent Closing Date, as applicable), unless otherwise specified:

(a)            SEC Reports. The Company has timely filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”), since January 1, 2018. The SEC Reports (i) as of the time they were filed (or if subsequently amended, when amended, and as of the date hereof), complied in all material respects with the requirements of the Securities Act and the Exchange Act, as the case may be, and (ii) did not, at the time they were filed (or if subsequently amended or superseded by an amendment or other filing, then, on the date of such subsequent filing), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(b)            Organization.

(i)            The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland and the Operating Partnership has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware, in each case, with full power and authority to own, hold or lease its respective properties and to conduct its respective businesses as described the SEC Reports, to execute and deliver this Agreement, the Articles Supplementary, the Warrants and the Investor Rights Agreement, as applicable (the “Transaction Documents”), and to consummate the transactions contemplated herein and therein.

(ii)            Each of the Subsidiaries of the Company identified on Schedule I hereto has been duly incorporated, formed or organized and is validly existing as a corporation, general or limited partnership or limited liability company in good standing under the laws of its respective jurisdiction of incorporation, formation or organization with full power and authority to own, hold or lease its respective properties and to conduct its respective businesses as described in the SEC Reports. As used herein, the term “Subsidiaries” shall refer to (i) any corporation of which more than fifty percent (50%) of the outstanding voting securities is, directly or indirectly, owned by the Company, and (ii) any partnership, limited liability company, joint venture or other entity of which more than fifty percent (50%) of the total equity interest is, directly or indirectly, owned by the Company or of which the Company or any Subsidiary is a general partner, manager, managing member or the equivalent.

(c)            Good Standing and Qualification. The Company and each of the Subsidiaries is duly qualified or licensed and in good standing in each jurisdiction in which it conducts its businesses or in which it owns, holds or leases real property or otherwise maintains an office and in which the failure, individually or in the aggregate, to be so qualified or licensed would have a Material Adverse Effect (as defined below); except as disclosed in the SEC Reports or in Section 2.01(c) of the disclosure schedules of the Company accompanying this Agreement (the “Disclosure Schedules”), no Subsidiary is prohibited or restricted, directly or indirectly, from paying dividends to the Company, or from making any other distribution with respect to such Subsidiary’s capital stock or other equity interests or from repaying to the Company or any other Subsidiary any amounts which may from time to time become due under any loans or advances to such Subsidiary from the Company or such other Subsidiary, or from transferring any such Subsidiary’s property or assets to the Company or to any other Subsidiary, other than property or assets subject to a Lien (as defined below); other than as disclosed in the SEC Reports, the Company and the Operating Partnership do not own, directly or indirectly, any capital stock or other equity securities of any other corporation or any ownership interest in any partnership, joint venture or other association. “Material Adverse Effect” or “Material Adverse Change” means any event, occurrence, fact, condition or change that is materially adverse to (a) the business, results of operations, condition (financial or otherwise), liabilities or assets of the Company, or (b) the ability of the Company to consummate the transactions contemplated hereby and by the other Transaction Documents; provided, however, that “Material Adverse Effect” and “Material Adverse Change” shall not include any event, occurrence, fact, condition or change, directly or indirectly, arising out of or attributable to: (i) general economic or political conditions; (ii) conditions generally affecting the lodging and travel industries; (iii) the effects of the COVID-19 pandemic, (iv) any changes in financial or securities markets in general; (v) acts of war (whether or not declared), armed hostilities or terrorism, or the escalation or worsening thereof; (vi) any action required or permitted by this Agreement; (vii) any changes in applicable Laws or accounting rules, including GAAP; or (viii) the public announcement, pendency or completion of the transactions contemplated by this Agreement and the other Transaction Documents; provided further, however, that any event, occurrence, fact, condition or change referred to in clauses (i) through (v) immediately above shall be taken into account in determining whether a Material Adverse Effect or Material Adverse Change has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition or change has a disproportionate effect on the Company compared to other participants in the lodging and travel industries.

(d)           No Default. Except as set forth in Section 2.01(d) of the Disclosure Schedules, neither the Company nor any Subsidiary is in breach of or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), (i) its respective charter, bylaws, agreement of limited partnership, operating agreement or other similar organizational documents (the “Organizational Documents”), (ii) the performance or observance of any obligation, agreement, covenant or condition contained in any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties is bound, or (iii) any federal, state, local or foreign law, regulation or rule or any decree, judgment, permit or order (each, a “Law”) applicable to the Company or any Subsidiary, except, in the case of clauses (ii) and (iii) above, for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(e)          No Conflict. Except as set forth in Section 2.01(e) of the Disclosure Schedules, the issuance and sale of the Securities, the execution, delivery and performance of the Transaction Documents, the execution and filing of the Articles Supplementary, and the consummation of the transactions contemplated herein and thereunder (including the issuance of the Warrant Units upon any exercise of the Warrants) will not (A) conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time or both would constitute a breach of, or default under), (i) any provision of the Organizational Documents of the Company or any Subsidiary, (ii) any provision of any license, indenture, mortgage, deed of trust, loan or credit agreement or other agreement or instrument to which the Company or any Subsidiary is a party or by which any of them or their respective properties may be bound or affected, or (iii) any Law applicable to the Company or any Subsidiary, except in the case of clauses (ii) and (iii) for such breaches or defaults which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; or (B) result in the creation or imposition of any lien, charge, claim or encumbrance upon any property or asset of the Company or any Subsidiary.

(f)            Financial Statements. The consolidated financial statements, including the notes thereto, included in the SEC Reports present fairly the consolidated financial position of the Company and the Subsidiaries as of the dates indicated and their consolidated results of operations and changes in financial position and cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles as applied in the United States (“GAAP”) and on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and in accordance with Regulation S-X promulgated by the United States Securities and Exchange Commission (the “Commission”); all disclosures contained in the SEC Reports, or incorporated by reference therein, regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

(g)            Capitalization.

(i)            The authorized capital stock of the Company consists of 400,000,000 shares of common stock, par value $0.001 per share (the “Common Stock”), and 50,000,000 shares of preferred stock, par value $0.001 per share (“Preferred Stock”). Of such Preferred Stock, upon the acceptance for record of the Articles Supplementary by the SDAT, 1,300,000 shares will be designated as the Series B Preferred Stock.

(ii)            As of July 17, 2020, (i) 228,748,349.5500 shares of Common Stock were issued and outstanding, (ii) 624,775.0000 shares of Common Stock were reserved for issuance upon the exercise of outstanding stock options or the vesting of unvested restricted stock awards, and restricted stock units issued pursuant to the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) or the vesting of unvested restricted stock units not issued pursuant to the 2015 Plan and (iii) 231,166,345.5500 OP Units were issued and outstanding.

(iii)            All of the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable. All of the outstanding shares of capital stock, partnership interests and membership interests, as the case may be, of the Subsidiaries have been duly authorized and are validly issued, fully paid and nonassessable securities thereof and, except as disclosed in the SEC Reports, all of the outstanding shares of capital stock, partnership interest or membership interests, as the case may be, of the Subsidiaries are directly or indirectly owned of record and beneficially by the Company; except as disclosed in the SEC Reports, there are no outstanding (i) securities or obligations of the Company or any of the Subsidiaries convertible into or exchangeable for any capital stock or other equity interests of the Company or any such Subsidiary, (ii) warrants, rights or options to subscribe for or purchase from the Company or any such Subsidiary any such capital stock or other equity interests or any such convertible or exchangeable securities or obligations or (iii) obligations of the Company or any such Subsidiary to issue any shares of capital stock or other equity interests, any such convertible or exchangeable securities or obligation, or any such warrants, rights or options; all issued and outstanding units of partnership interest in the Operating Partnership (“Units”) owned by the Company are owned free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(h)            Valid Issuance of the Initial Shares. The Initial Shares have been duly and validly authorized for issuance and sale by the Company, and, when issued and delivered to the Purchaser against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to any statutory and contractual preemptive rights (except as provided in the Articles Supplementary), first refusal rights or similar rights; the Initial Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter.

(i)             Valid Issuance of the Additional Shares. The Additional Shares have been duly and validly authorized and reserved for issuance and sale by the Company, and, when issued and delivered against payment therefor pursuant to this Agreement, will be duly and validly issued, fully paid and non-assessable and will not be subject to any statutory and contractual preemptive rights (except as provided in the Articles Supplementary), first refusal rights or similar rights; the Additional Shares, when issued and delivered against payment therefor as provided herein, will be free of any restriction upon the voting or transfer thereof pursuant to the Company’s charter or bylaws or any agreement or other instrument to which the Company is a party other than the restrictions on ownership and transfer set forth in the Company’s charter.

(j)            Valid Issuance of the Warrant Units. The Warrant Units have been duly and validly authorized and reserved for issuance by the Operating Partnership, and, when issued upon exercise of the Warrants, in accordance with the terms of the Warrants, will be fully paid and nonassessable, and the issuance of the Warrant Units will not be subject to any statutory or contractual preemptive right, right of first refusal or other similar rights; the Warrant Units when issued and delivered against payment therefor as provided in the Warrants will be free of any restriction upon the voting or transfer thereof pursuant to the agreement of limited partnership governing the Operating Partnership or any agreement or other instrument to which the Company or the Operating Partnership is a party other than the Transaction Documents and the restrictions on ownership and transfer set forth in the Company’s charter.

(k)            Articles Supplementary. The Company’s Articles Supplementary, in substantially the form attached hereto as Exhibit C, set forth the preferences, rights, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the Series B Preferred Stock and classify 1,300,000 shares of authorized but unissued preferred stock as Series B Preferred Stock (the “Articles Supplementary”). The Articles Supplementary will have been filed with the SDAT, will have become effective under the Maryland General Corporation Law (the “MGCL”) and will comply with all applicable requirements under the MGCL on or prior to the Initial Closing Date.

(l)            No Consents. No approval, authorization, consent or order of or filing with any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Transaction Documents by the Company or the Operating Partnership, as applicable, their consummation of the transactions contemplated herein or thereunder (including the Company’s sale and delivery of the Initial Shares, the Additional Shares and the Operating Partnership’s issuance of the Warrant Units upon exercise of the Warrants), other than such as have been obtained, or will have been obtained at the Initial Closing Date (or, with respect to the applicable Additional Shares, the applicable Subsequent Closing Date). No stockholder approvals are required in connection with the issuance and sale of the Securities.

(m)         Due Authorization of the Transaction Documents. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and the Operating Partnership, as applicable, and each is a legal, valid and binding agreement of the Company and the Operating Partnership enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally, and by general equitable principles, and except to the extent that the indemnification and contribution provisions, as applicable, contained in Section 4.01 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof.

(n)        Litigation. Except as set forth in Section 2.01(n) of the Disclosure Schedules, there are no actions, suits, proceedings, inquiries or investigations pending or, to the knowledge of the Company or the Operating Partnership, threatened against the Company or any Subsidiary or any of their respective officers and directors or to which the properties, assets or rights of any such entity are subject, at law or in equity, before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority, arbitral panel or agency which could result in a judgment, decree, award or order, to the extent the actual or anticipated liability of which is not covered by existing insurance, that could reasonably be expected to have a Material Adverse Effect.

(o)      Tax Matters. Except as set forth in Section 2.01(o) of the Disclosure Schedules, each of the Company and the Subsidiaries has timely filed all tax returns required to be filed by any of them, and all such filed tax returns are true, complete and correct (except, in each case, as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect), (b) each of the Company and the Subsidiaries has paid all taxes required to be paid and any other assessments, fine or penalty levied against it, to the extent that any of the foregoing would not otherwise be delinquent, except, in all cases, for such taxes, assessment, fine or penalty that are being contested in good faith by appropriate proceedings or for which adequate reserves have been established and except in any case in which the failure to so pay would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, and (c) there is no material deficiency for taxes, penalties or related interest that has been asserted in writing, or could reasonably be expected to be asserted and sustained, against the Company or any of its Subsidiaries or any of their respective properties or assets.

(p)      Legal Proceedings; Contracts. The descriptions in the SEC Reports of the legal or governmental proceedings, contracts, leases and other legal documents therein described present fairly the information required to be shown, and there are no legal or governmental proceedings, contracts, leases, or other documents of a character required to be described in the SEC Reports or to be filed as exhibits to the SEC Reports which are not described or filed as required; all agreements between the Company or any of the Subsidiaries and third parties expressly referenced in the SEC Reports are legal, valid and binding obligations of the Company or one or more of the Subsidiaries, enforceable in accordance with their respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ rights generally and by general equitable principles.

(q)     Insurance. Each of the Company and the Subsidiaries maintains insurance (issued by insurers of recognized financial responsibility) of the types and in the amounts generally deemed adequate for their respective properties, operations, personnel and businesses, taken as a whole, and consistent with insurance coverage maintained by similar companies in similar businesses, including, but not limited to, insurance covering real and personal property owned or leased by the Company and the Subsidiaries against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

(r)            Licenses and Governmental Approvals. Each of the Company and the Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any Law and in connection with the issuance and sale of the Securities, or the consummation by the Company and the Operating Partnership of the transactions contemplated hereby, other than the filing of the Articles Supplementary with, and the acceptance for record of the Articles Supplementary by, the SDAT, which has been or will be effected. Each of the Company and the Subsidiaries has obtained all necessary licenses, authorizations, consents and approvals from other individual, corporation, limited liability company, partnership, joint venture, association, trust, unincorporated organization or any other entity, including a governmental authority (each, a “Person”), required in order to conduct their respective businesses as described in the SEC Reports, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; neither the Company nor any of the Subsidiaries is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to provide the products and services which it currently provides or which it proposes to provide as set forth in the SEC Reports; neither the Company, nor any of the Subsidiaries is in violation of, in default under, or has received any notice regarding a possible violation, default or revocation of any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of the Subsidiaries the effect of which could reasonably be expected to result in a Material Adverse Change; and no such license, authorization, consent or approval contains a materially burdensome restriction that is not adequately disclosed in the SEC Reports.

(s)            Properties.

(i)            Section 2.01(s)(i) of the Disclosure Schedules sets forth a true, correct and complete list of the common name and address of each hotel owned or leased (including ground leased) by the Company and each of its Subsidiaries as lessee or sublessee (all such real property interests, together with all buildings, structures and other improvements and fixtures located on or under such real property and all easements, rights and other appurtenances to such real property, are individually referred to herein as a “Company Property”). As of the date hereof, each of the Company Properties leased by the Company or each Subsidiary is indicated on Section 2.01(s)(i) of the Disclosure Schedules. There are no real properties that the Company or any of its Subsidiaries is obligated to buy, lease or sublease at some future date. As of the date of this Agreement, except as indicated on Section 2.01(s)(i) of the Disclosure Schedules, there are no real properties that the Company or any of its Subsidiaries have under contract to be sold.

(ii)         The Company or its Subsidiaries own good and valid fee simple title or leasehold title (as applicable) to the Company Properties, in each case, free and clear of liens, mortgages, deeds of trust, pledges, claims against title, charges, security interests, rights of first refusal, options, preemptive rights, community property rights or other adverse property rights, easements, hypothecation, encumbrance, infringement, interference, community property interest, rights of way or other similar items, or any other restriction or encumbrances on title of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset or any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset) (collectively, “Liens”), except for Company Permitted Liens, none of which Company Permitted Liens have had, and would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. For the purposes of this Agreement, “Company Permitted Liens” shall mean any (i) Liens relating to any indebtedness set forth on Section 2.01(s)(ii)(1) of the Disclosure Schedules, (ii) statutory or other Liens for taxes or assessments that are not yet due (or are due but not yet delinquent) or the validity of which is being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained in accordance with GAAP, (iii) the terms of any Major Leases (as defined herein) or any other leases, subleases or licenses entered into by the applicable Subsidiary as landlord, sublandlord or licensor in the ordinary course of business, (iv) Liens imposed or promulgated by Law or any governmental authority, including zoning regulations, permits and licenses, (v) Liens (but excluding Liens relating to any indebtedness other than as set forth on Section 2.01(s)(ii)(1) of the Disclosure Schedules) that are disclosed on the title insurance policies or title insurance commitments listed on Section 2.01(s)(ii)(5) of the Disclosure Schedules (including any air rights described in such Liens), (vi) any right, title or interest of a lessor or sublessor set forth in any ground lease, (vii) any Liens in favor of a lessor or sublessor set forth in any ground lease to secure unpaid rent, (viii) any cashiers’, landlords’, workers’, mechanics’, carriers’, workmen’s, repairmen’s and materialmen’s Liens and other similar Liens imposed by Law and incurred in the ordinary course of business consistent with past practice that are related to obligations not yet due and payable or the validity of which is being contested in good faith by appropriate proceedings and (ix) any other Liens (but excluding Liens relating to indebtedness) that do not materially impair the value of the applicable Company Property as currently used and operated. Section 2.01(s)(ii) of the Disclosure Schedules describes any Company Permitted Liens that, as of the date hereof, are being contested in good faith by appropriate proceedings.

(iii)            There is no pending or, to the knowledge of the Company or the Operating Partnership, threatened condemnation, expropriation, eminent domain or rezoning proceeding affecting all or any material portion of any of the Company Properties.

(iv)            Section 2.01(s)(iv) of the Disclosure Schedules sets forth a true, correct and complete list of each lease or sublease to which the Company or any of its Subsidiaries is a lessor or sublessor with respect to any of the Company Properties, together with all amendments, modifications, supplements, renewals and extensions related thereto, which lease or sublease (i) (A) provides for annual rent in excess of $500,000 and (B) has a term of 12 months or longer or (ii) is between two Affiliates of the Company (each, a “Major Lease”). Section 2.01(s)(iv) of the Disclosure Schedules also sets forth a true, correct and complete list of each ground lease under which the Company or any of its Subsidiaries is a lessee or sublessee with respect to any of the Company Properties (each, a “Ground Lease”), together with all amendments, modifications, supplements, renewals and extensions related thereto. The Company has provided Purchaser with true, complete and correct copies of all Major Leases and Ground Leases. With respect to each Major Lease and each Ground Lease, (x) such Major Lease or Ground Lease is valid and in full force and effect, (y) the Company or the applicable Subsidiary is not in material default under such Major Lease or Ground Lease and, to the Company's knowledge, the applicable counterparty is not in material default under such Major Lease or Ground Lease, and (z) and none of the Company or any of its Subsidiaries has received written notice that it has violated or is in default under such Major Lease or Ground Lease, except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As used in this Agreement, “Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person; provided, however, that (I) the Company and its Affiliates shall not be deemed to be Affiliates of any Purchaser or any of its Affiliates, (II) portfolio companies of any Purchaser or any Affiliate thereof shall not be deemed to be Affiliates of any Purchaser solely to the extent that any such portfolio company has not received any Confidential Information of the Company and its Subsidiaries from any Purchaser (provided that no Person will be deemed to be in receipt of any Confidential Information solely because any such Persons serves as a director, officer or employee of such portfolio company or due to the absence of information walls between Affiliates if the portfolio company did not actually access and review such Confidential Information) and (III) for purposes of Section 3.05, neither Oaktree Capital Management, L.P. nor any of its Affiliates (including direct and indirect shareholders, partners, managers, directors and officers and their respective Affiliates) shall be deemed to be an Affiliate of any Purchaser unless such Person actually receives Confidential Information, except for Oaktree Guarantor 1, Oaktree Guarantor 2, Oaktree Guarantor 3 and Oaktree Guarantor 4 and their respective general partners; provided, further, that for purposes of the foregoing clause (III), the Company acknowledges and agrees that certain employees of Oaktree Capital Management, L.P. and its Affiliates may serve as directors of portfolio companies and other Persons and no such portfolio company or other Person will be deemed to have received Confidential Information solely due to the dual role of any such employee so long as such employee does not provide any Confidential Information to the other directors, officers, employees or representatives of such portfolio company or other Person.

(v)            Section 2.01(s)(v) of the Disclosure Schedules sets forth a true, correct and complete list of each management agreement pursuant to which any third party manages or operates any of the Company Properties on behalf of the Company or any of its Subsidiaries, together with each amendment, guaranty or other agreement or document binding on the Company or applicable Subsidiary and relating thereto (each, a “Management Agreement”), and identifies each Company Property that is subject to such Management Agreement, the Company or the Subsidiary that is a party to such agreement, the date of such agreement and each amendment relating thereto. The Company has provided Purchaser with true, complete and correct copies of all Management Agreements. With respect to each Management Agreement, (x) such Management Agreement is valid and in full force and effect, (y) the applicable Subsidiary is not in material default under such Management Agreement and, to the knowledge of the Company or the Operating Partnership, the applicable counterparty is not in material default under such Management Agreement, and (z) and, other than as set forth in Section 2.01(d) of the Disclosure Schedules, none of the Company or any of its Subsidiaries has received written notice that it has violated or is in default under such Management Agreement, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vi)           Section 2.01(s)(vi) of the Disclosure Schedules sets forth a true, correct and complete list of each franchise, license or other similar agreement providing the right to utilize a brand name or other rights of a hotel chain or system at any of the Company Properties, together with each amendment, guaranty or other agreement or document binding on the Company or applicable Subsidiary and relating thereto (each, a “ Franchise Agreement”), and identifies each Company Property that is subject to such Franchise Agreement, the Company or the Subsidiary that is a party to such agreement, the date of such agreement and each amendment relating thereto. The Company has provided Purchaser with true, complete and correct copies of all Franchise Agreements. With respect to each Franchise Agreement, (x) such Franchise Agreement is valid and in full force and effect, (y) the applicable Subsidiary is not in default under such Franchise Agreement and, to the knowledge of the Company or the Operating Partnership, the applicable counterparty is not in default under such Franchise Agreement and (z), except as set forth in Section 2.01(d) of the Disclosure Schedules, none of the Company or any of its Subsidiaries has received written notice that it has violated or is in default under such Franchise Agreement, except in the case of clauses (x), (y) and (z), (i) for violations or defaults that have been cured or (ii) as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(vii)            No purchase option, right of first refusal, right of first offer or rights to purchase has been exercised under any Major Lease, Ground Lease, Management Agreement or Franchise Agreement with respect to a Company Property for which the purchase has not closed prior to the date of this Agreement.

(viii)           Other than as set forth in Section 2.01(s)(viii) of the Disclosure Schedules, there are no unexpired options to purchase agreements, rights of first refusal or first offer or any other rights to purchase or otherwise acquire any Company Property or any portion thereof in favor of any third party. There are no other outstanding rights or agreements to enter into any contract for sale, ground lease or letter of intent to sell or ground lease any Company Property or any portion thereof.

(ix)            The Company and its Subsidiaries have good and valid title to, or a valid and enforceable leasehold interest in, or other right to use, all personal property owned, used or held for use by them (other than property owned by tenants and used or held in connection with the applicable tenancy), except as, would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company’s or any of its Subsidiaries’ ownership of or leasehold interest in any such personal property is subject to any Liens, except for Company Permitted Liens.

(x)            Section 2.01(s)(ii)(1) of the Disclosure Schedules sets forth a true, correct and complete list of all loan agreements, mortgages, deeds of trust, notes, pledge and security agreements, guaranties and any amendments, modifications, supplements, renewals and extensions related thereto, other than non-material amendments or modifications of an administrative nature, to a Lien relating to any indebtedness encumbering the Company Properties or any of the Company’s Subsidiaries (the “Loan Documents”). With respect to each, (x) such Loan Documents are valid and in full force and effect, (y) except as set forth in Section 2.01(d) of the Disclosure Schedules, the Company or the applicable Subsidiary is not in material default under such Loan Documents and, to the Company's knowledge, the applicable counterparty is not in material default under such Loan Documents, and (z) and none of the Company or any of its Subsidiaries has received written notice that it has violated or is in default under such Loan Documents.

(t)            Internal Control over Financial Reporting. The Company and each of the Subsidiaries maintain effective internal control over financial reporting (as defined under Rules 13a-15 and 15d-15 under the Exchange Act) and a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and (v) the interactive data in extensible Business Reporting Language incorporated by reference in the SEC Reports fairly presents the information called for in all material respects and is prepared in accordance with the Commission’s rules and guidelines applicable thereto; and since the date of the last audited financial statements of the Company included in the SEC Reports, the Company is not aware of (a) any significant deficiency or material weakness in the design or operation of its internal controls over financial reporting which are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information to management and the Board, or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal control over financial reporting.

(u)            Disclosure Controls. The Company and each of the Subsidiaries have established and maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act), which (i) are designed to ensure that material information relating to the Company, including its consolidated subsidiaries, is made known to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared, and (ii) are effective in all material respects to perform the functions for which they were established.

(v)            Compliance with Sarbanes-Oxley Act of 2002. There is and has been no failure on the part of the Company and the Subsidiaries and any of the officers and directors of the Company and the Subsidiaries, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder and with which the Company is required to comply, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(w)            REIT Status. Except as set forth in Section 2.01(w) of the Disclosure Schedules, beginning with its taxable year ending on December 31, 2015, and through and including the Initial Closing Date (or any Subsequent Closing Date, as applicable), the Company (i) has been organized and operated in conformity with the requirements to qualify as a REIT within the meaning of Sections 856 through 860 of the Code, and the current and proposed method of operation for the Company is expected to enable it to continue to meet the requirements for qualification as a REIT through and including the Initial Closing Date (or any Subsequent Closing Date, as applicable), and (ii) has not taken or omitted to take any action which would reasonably be expected to result in the Company’s failure to qualify as a REIT, and no challenge to the Company’s status as a REIT is pending or threatened in writing. No Subsidiary of the Company is a corporation for United States federal income tax purposes, other than a corporation that qualifies as a “qualified REIT subsidiary” within the meaning of Section 856(i)(2) of the Code or a “taxable REIT subsidiary” within the meaning of Section 856(1) of the Code, and no Subsidiary of the Company owns assets (including, without limitation, securities) that would cause the Company to violate Section 856(c)(4) of the Code, taking into account the entity that holds such assets. The Company’s dividends paid deduction, within the meaning of Section 561 of the Code, for each taxable year, taking into account any dividends subject to Sections 857(b)(9) or 858 of the Code, has not been less than the Company's REIT taxable income, as defined in Section 857(b)(2) of the Code, determined without regard to any dividends paid deduction for such year and by excluding the Company’s net capital gain for such year.

(x)             Intellectual Property. The Company and each Subsidiary own or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights, software and design licenses, trade secrets, manufacturing processes, other intangible property rights and know-how (collectively “Intangibles”) necessary to entitle the Company and each Subsidiary to conduct its business as described in the SEC Reports, and neither the Company nor any Subsidiary has received notice of infringement of or conflict with (and neither the Company nor any Subsidiary knows of any such infringement of or conflict with) asserted rights of others with respect to any Intangibles which would reasonably be expected to have a Material Adverse Effect.

(y)            Brokers' Fees and Expenses. Other than the fees of Hodges Ward Elliott and Hollister Associates, no brokerage or finder’s fees or commissions are or will be payable by the Company or any of its Subsidiaries to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated herein.

(z)             Investment Company Status. Neither the Company nor any of its Subsidiaries is, and after giving effect to the offering and sale of the Securities will be, an “investment company” or an entity “controlled” by an “investment company”, as such terms are defined in the Investment Company Act of 1940, as amended.

(aa)           Registration Rights. Except as disclosed in the SEC Reports, there are no Persons with registration or other similar rights to have any equity or debt securities, including securities which are convertible into or exchangeable for equity securities, registered pursuant to any registration statement or otherwise registered by the Company or the Operating Partnership under the Securities Act, all of which registration or similar rights are fairly summarized in the SEC Reports.

(bb)          Environmental Compliance. Except as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) to the knowledge of the Company or the Operating Partnership, neither the Company nor the Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (ii) each of the Company and the Subsidiaries has all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or, to the knowledge of the Company or the Operating Partnership, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations or proceedings relating to any Environmental Law against the Company or the Subsidiaries, and (iv) to the knowledge of the Company or the Operating Partnership, there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or the Subsidiaries relating to Hazardous Materials or any Environmental Laws.

(cc)           Labor Matters, Etc. Neither the Company nor any Subsidiary has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wages and hours law, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which would reasonably be expected to have a Material Adverse Effect.

(dd)          ERISA. The Company and each of the Subsidiaries are in compliance in all material respects with all presently applicable provisions of the Employee Retirement Income Security Act of 1974, as amended, including the regulations and published interpretations thereunder (“ERISA”); no “reportable event” (as defined in ERISA) has occurred with respect to any “pension plan” (as defined in ERISA) for which the Company or any of the Subsidiaries would have any liability; the Company and each of the Subsidiaries have not incurred and do not expect to incur liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any “pension plan” or (ii) Section 412 or 4971 of the Code; and each “pension plan” for which the Company and each of its Subsidiaries would have any liability that is intended to be qualified under Section 401(a) of the Code is so qualified in all material respects and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(ee)          Loans to Officers or Directors. Except as otherwise disclosed in the SEC Reports, there are no outstanding loans, extensions of credit or advances or guarantees of indebtedness by the Company or any of the Subsidiaries to or for the benefit of any of the officers or directors of the Company or any of the Subsidiaries or any of the members of the families of any of them.

(ff)            Anti-Money Laundering. Neither the Company nor the Subsidiaries, nor, to the Company’s or the Operating Partnership’s knowledge, any employee or agent of the Company or the Subsidiaries, has made any payment of funds of the Company or the Subsidiaries or received or retained any funds in violation of any law, rule or regulation, including without limitation the “know your customer” and anti-money laundering laws of any jurisdiction (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or the Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(gg)          Sanctions. Neither the Company nor the Subsidiaries, nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or Affiliate of the Company or the Subsidiaries is currently subject to any U.S. sanctions administered by the United States Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury the United Nations Security Council, the European Union, Her Majesty’s Treasury, or other relevant sanctions authority (collectively, “Sanctions”); and the Company will not directly or indirectly use the proceeds of the offering of the Securities hereunder, or lend, contribute or otherwise make available such proceeds to any Subsidiary, joint venture partner or other Person or entity, for the purpose of financing the activities of any Person currently the subject of Sanctions or in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions. For the past five years, the Company and its Subsidiaries have not knowingly engaged in and are not now knowingly engaged in any dealings or transactions with any Person that at the time of the dealing or transaction is or was the subject or the target of Sanctions or with any country subject to Sanctions.

(hh)          No Material Adverse Change. Subsequent to the respective dates as of which information is given in the SEC Reports, and except as may be discussed in the SEC Reports or set forth in Section 2.01(hh) of the Disclosure Schedules, there has not been (A) any Material Adverse Change or any development that could reasonably be expected to result in a Material Adverse Change, whether or not arising in the ordinary course of business, (B) any transaction that is material to the Company and the Subsidiaries taken as a whole, contemplated or entered into by the Company or any of the Subsidiaries, (C)  any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any Subsidiary that is material to the Company and the Subsidiaries taken as a whole, or (D) any dividend or other distribution of any kind declared, paid or made by the Company on any class of its capital stock or by the Operating Partnership on its Units, other than, with respect to Subsequent Closing Dates, dividends or other distributions made in compliance with the Transaction Documents.

(ii)            General Solicitation. Neither the Company nor the Operating Partnership, nor any other Person authorized by the Company or the Operating Partnership to act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offer or sales of the Securities.

(jj)            No Integrated Offering. None of the Company, its Subsidiaries or the Operating Partnership, nor, to the knowledge of the Company or the Operating Partnership, any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the offering or issuance of the Securities to be integrated with prior offerings by the Company or any of its Subsidiaries for purposes of the Securities Act that would cause Regulation D or any other applicable exemption from registration under the Securities Act to be unavailable, or would cause any applicable state securities law exemptions to be unavailable, nor will the Company, any of its Subsidiaries or the Operating Partnership take any action or steps that would cause the offering or issuance of the Securities to be integrated with other offerings.

(kk)           No Registration. Assuming the accuracy of the Purchaser's representations and warranties set forth in Section 2.02, no registration under the Securities Act is required for the offer and sale of the Securities by the Company to the Purchaser as contemplated hereby.

Section 2.02.           Representations, Warranties and Covenants of the Purchaser. Each of the Purchaser, severally but not jointly, represent and warrant to, and covenant with, the Company and the Operating Partnership, as of the date of this Agreement and the Initial Closing Date (or any Subsequent Closing Date, as applicable), that:

(a)            Organization. The Purchaser is a corporation, general or limited partnership or limited liability company duly organized and validly existing and in good standing under the Laws of the state of its formation.

(b)            Experience. (i) The Purchaser is knowledgeable, sophisticated and experienced in financial and business matters, in making, and is qualified to make, decisions with respect to investments in shares representing an investment decision like that involved in the purchase of the Securities, including investments in securities issued by the Company and comparable entities, and has the ability to bear the economic risks of an investment in the Securities; (ii) the Purchaser is acquiring the Securities in the ordinary course of its business and for its own account for investment only and with no intention of distributing any Securities or any arrangement or understanding with any other Persons regarding the distribution of any Securities (this representation and warranty does not limit the Purchaser’s right to sell in compliance with the Securities Act and the rules and regulations promulgated under the Exchange Act and the Securities Act (together, the “Rules and Regulations”)); (iii) the Purchaser will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any Securities, nor will the Purchaser engage in any Short Sale (as defined below) that results in a disposition of any Securities by the Purchaser, except in compliance with the Securities Act and the Rules and Regulations and any applicable state securities laws; and (iv) the Purchaser has received all documents requested by the Purchaser, if any, and has carefully reviewed such documents and understands the information contained therein, prior to the execution of this Agreement. If other than an individual, the Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.

(c)            Institutional Accredited Investor. Each of the ultimate beneficial holders of equity interests in the Purchaser is an institutional accredited investor (as defined in Rule 501(a) of Regulation D under the Securities Act).

(d)            Reliance on Exemptions. The Purchaser understands that the Securities are being offered and sold to it in reliance upon specific exemptions from the registration requirements of the Securities Act, the Rules and Regulations and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire the Securities. In furtherance thereof, the Purchaser represents and warrants as follows:

(i)            The Purchaser realizes that the basis for the exemption from registration may not be available if, notwithstanding the Purchaser's representations contained herein, the Purchaser is merely acquiring the Securities for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The Purchaser attests that it does not have any such intention.

(ii)            The Purchaser realizes that the basis for exemption would not be available if the offering of the Securities is part of a plan or scheme to evade registration provisions of the Securities Act or any applicable state or federal securities laws.

(e)            No Reliance. In making a decision to purchase the Securities, the Purchaser: (i) is capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving securities; (ii) will exercise independent judgment in evaluating the recommendations of any broker-dealer or its associated Persons; and (iii) confirms that it has undertaken an independent analysis of the merits and risks of an investment in the Company, based on the Purchaser’s own financial circumstances.

(f)            Confidentiality. The Purchaser understands that this private placement is strictly confidential and proprietary to the Company. The Purchaser acknowledges that it is prohibited from reproducing or distributing the Transaction Documents, in whole or in part, or divulging or discussing any of their contents, except to its financial, investment or legal advisors in connection with its proposed investment in the Securities, and agrees to keep such information confidential. Further, the Purchaser understands that the existence and nature of all conversations regarding the Company and this offering must be kept strictly confidential. The Purchaser understands that the federal securities laws impose restrictions on trading based on information relating to this offering.

(g)            Investment Decision. The Purchaser understands that nothing in this Agreement or any other materials presented to the Purchaser in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Purchaser has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of the Securities.

(h)            Risk of Loss. The Purchaser understands that its investment in the Securities involves a significant degree of risk, including a risk of total loss of the Purchaser’s investment, and the Purchaser has full cognizance of and understands all of the risk factors related to the Purchaser’s purchase of the Securities, including the risk factors set forth in the SEC Reports.

(i)             No Additional Representation. No oral or written representations or warranties have been made, or information furnished, to the Purchaser or its advisors, if any, by the Company, the Operating Partnership or any of their respective officers, employees, agents, sub-agents, Affiliates, advisors or subsidiaries in connection with this offering, other than any representations contained herein, and in purchasing the Securities, the Purchaser is not relying upon any representations other than those contained herein.

(j)             No Approval. Neither the Commission nor any state securities commission has approved the Securities or passed upon or endorsed the merits of the offering.

(k)            No General Solicitation. The Purchaser is unaware of, is in no way relying on, and did not become aware of, the offering through or as a result of, any form of general solicitation or general advertising, including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or electronic mail over the Internet, in connection with the offering and is not subscribing for Securities and did not become aware of the offering through or as a result of any seminar or meeting to which the Purchaser was invited by, or any solicitation of a subscription by, a Person not previously known to the Purchaser in connection with investments in securities generally.

(l)             Forward-Looking Statements. The Purchaser acknowledges that any estimates or forward-looking statements or projections furnished by the Company to the Purchaser were prepared by the management of the Company in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Company or its management and should not be relied upon.

(m)            Legend. The Purchaser understands that, until such time as the Securities may be sold pursuant to Rule 144 under the Securities Act without any restriction as to the number of securities as of a particular date that can then be immediately sold and except if and to the extent otherwise provided below in this Section 2.02, the Securities will bear a restrictive legend in substantially the following form:

“THE SHARES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. THE SHARES MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OR (2) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, IN EACH CASE IN ACCORDANCE WITH ALL APPLICABLE STATE SECURITIES LAWS AND THE SECURITIES LAWS OF OTHER JURISDICTIONS, AND IN THE CASE OF A TRANSACTION EXEMPT FROM REGISTRATION, UNLESS THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH TRANSACTION DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT AND SUCH OTHER APPLICABLE LAWS.”

Except for any legend required by the MGCL or the Company's charter, the Securities shall not be required to contain any legend (including the legend set forth above in this Section 2.02) while a registration statement covering the resale of such Securities is effective under the Securities Act. The Company shall cause its counsel to issue a legal opinion to the Transfer Agent if required by the Transfer Agent to effect the removal of the legend hereunder, provided, that such legend is not required pursuant to the foregoing provisions of this paragraph.

(n)            Stop Transfer. When issued, the Securities will be subject to a stop transfer order with the Transfer Agent that restricts the transfer of such shares except upon receipt by the Transfer Agent of written instructions from the Company authorizing such transfer.

(o)            Authority; Validity; Enforcement. The Purchaser further represents and warrants to, and covenants with, the Company that (i) the Purchaser has full right, power, authority and capacity to enter into this Agreement and to consummate the transactions contemplated hereby and has taken all necessary action to authorize the execution, delivery and performance of this Agreement, (ii) the making and performance of this Agreement by the Purchaser and the consummation of the transactions herein contemplated will not violate any applicable provision of the organizational documents of the Purchaser or conflict with, result in the breach or violation of, or constitute, either by itself or upon notice or the passage of time or both, a default under any material agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument to which the Purchaser is a party or, any statute or any authorization, judgment, decree, order, rule or regulation of any court or any regulatory body, administrative agency or other governmental agency or body applicable to the Purchaser, (iii) no consent, approval, authorization or other order of any court, regulatory body, administrative agency or other governmental agency or body is required on the part of the Purchaser for the execution and delivery of this Agreement or the consummation of the transactions contemplated by this Agreement, (iv) upon the execution and delivery of this Agreement, this Agreement shall constitute a legal, valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application relating to or the enforcement of creditor’s rights and the application of equitable principles relating to the availability of remedies, and except as rights to indemnity or contribution, including, but not limited to, the indemnification and contribution provisions, as applicable, contained in Section 4.01 hereof may be limited by federal or state securities laws or the public policy underlying such laws and (v) there is not in effect any order enjoining or restraining the Purchaser from entering into or engaging in any of the transactions contemplated by this Agreement.

(p)            Certain Transactions. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any Person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including all “short sales” as defined in Rule 200 of Regulation SHO under the Exchange Act (“Short Sales”), of the securities of the Company during the period commencing as of December 31, 2019 and ending immediately prior to the execution hereof.

(q)            Access to Information. The Purchaser acknowledges that it has had the opportunity to review the Transaction Documents (including all exhibits and schedules thereto) and the SEC Reports and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

(r)            Securities Law Restriction. The Purchaser hereby acknowledges that it has received and will remain in possession of material, non-public information about the Company. The Purchaser further acknowledges that it and its representatives are aware that the U.S. securities laws prohibit any Person who has material, non-public information about an issuer from purchasing or selling, directly or indirectly, securities of such issuer (including entering into hedge transactions involving such securities), or from communicating such information to any other Person under circumstances in which it is reasonably foreseeable that such Person is likely to purchase or sell such securities. The Purchaser hereby agrees that it will not use or knowingly permit any controlled Purchaser/Affiliate (as defined below) to use any of the material non-public information about the Company in contravention of the U.S. securities laws, and the Purchaser will not purchase or sell the Company’s securities or any securities convertible into or exchangeable for any of the Company’s securities prior to the time that such information is no longer material or made public by the Company.

(s)            Litigation. There is no action, claim, hearing, charge, complaint, demand, challenge, suit, proceeding or investigation pending or, to the knowledge of the Purchaser, threatened against, nor any outstanding order against, the Purchaser before or by any governmental authority other than any such that would not, individually or in the aggregate, reasonably be expected to materially impair the ability of the Purchaser to consummate the transactions contemplated by this Agreement.

(t)            Available Funds. The Purchaser will have available to it at the Initial Closing Date (and any Subsequent Closing Date, as applicable) sufficient immediately available funds to enable it to satisfy in full at the Initial Closing Date (and any Subsequent Closing Date, as applicable) its entire funding obligation hereunder with respect to such closing.

(u)            Non-Reliance on Estimates, Projections, Forecasts, Forward-Looking Statements and Business Plans. In connection with the due diligence investigation of the Company, the Operating Partnership and their respective subsidiaries by the Purchaser, the Purchaser and its representatives have received and may continue to receive from the Company and its representatives certain estimates, projections, forecasts and other forward-looking information, as well as certain business plan information containing such information, regarding the Company, the Operating Partnership, their respective subsidiaries and their respective businesses and operations. The Purchaser hereby acknowledges that there are uncertainties inherent in attempting to make such estimates, projections, forecasts and other forward-looking statements, as well as in such business plans, including, without limitation, uncertainties related to the effects of COVID-19 on the Company and the lodging and travel industries, with which the Purchaser is familiar, that the Purchaser is making its own evaluation of the adequacy and accuracy of all estimates, projections, forecasts and other forward-looking information, as well as such business plans, so furnished to the Purchaser (including the reasonableness of the assumptions underlying such estimates, projections, forecasts, forward-looking information or business plans), and that except for fraud, the Purchaser will have no claim against the Company, the Operating Partnership, any of their respective subsidiaries or any of their respective representatives, with respect to such estimates, projections, forecasts, forward-looking information or business plans.

Article III

COVENANTS

Section 3.01.           Reasonable Best Efforts. Each party shall use its reasonable best efforts timely to satisfy each of the covenants and conditions to be satisfied by it as provided in Section 1.3 of this Agreement.

Section 3.02.           Blue Sky. The Company, on or before the Initial Closing Date (or any Subsequent Closing Date, as applicable), shall take such action as is necessary in order to obtain an exemption for or to qualify the Securities, as applicable, for purchase by the Purchaser at the Initial Closing Date (or any Subsequent Closing Date, as applicable) pursuant to this Agreement under applicable securities or “Blue Sky” laws of the states of the United States, if any, and shall provide evidence of any such action so taken to the Purchaser on or prior to the Initial Closing Date (or any Subsequent Closing Date, as applicable). The Company shall make all filings and reports relating to the offer and issue of the Securities required under applicable securities or “Blue Sky” laws of the states of the United States following the Initial Closing Date (or any Subsequent Closing Date, as applicable); provided, however, the Company shall not for any such purpose be required to qualify generally to transact business as a foreign corporation or as a dealer in securities in any jurisdiction or to consent to general service of process in any jurisdiction.

Section 3.03.           Reporting Status. From the date hereof until the date on which the Purchaser shall have sold all the Initial Shares and any Additional Shares purchased by the Purchaser or are able to sell all such securities under Rule 144 without the requirement for the Company to be in compliance with the current public information required thereunder and without volume or manner of sale restrictions and none of the Warrants is outstanding (the “Reporting Period”), the Company shall timely file all reports required to be filed with the Commission pursuant to the Exchange Act, including any extension period under Rule 12b-25 of the Exchange Act, and the Company shall not terminate its status as an issuer required to file those reports it is currently required to file under the Exchange Act even if the Exchange Act or the rules and regulations thereunder would otherwise permit such termination.

Section 3.04.           Director Designation and Election Rights. (a) Purchaser shall have the right to designate or elect two (2) or one (1) director(s) to the Board (each, a “Purchaser Director”) to the extent provided in the Articles Supplementary. The initial Purchaser Directors designated by the Purchaser shall be Russell Gimelstob and Alex Halpern, which persons the Company acknowledges are acceptable to the Board and Nominating and Governance Committee of the Board. Any Purchaser Director shall be reasonably acceptable to the Board or Nominating and Governance Committee of the Board.

(b)            The Company’s obligations with respect to the Purchaser Directors pursuant to this Section 3.04 and the Articles Supplementary shall in each case be subject to the Purchaser Directors' satisfaction of all requirements regarding service as a director of the Company under applicable Law and the listing rules of the New York Stock Exchange (the “NYSE Rules”) regarding service as a director of the Company, regardless of whether the NYSE Rules then apply to the Company, solely to the extent as has been or will be applicable to all other non-executive directors of the Company, and all other criteria and qualifications for service as a director applicable to all non-executive directors of the Company. The Purchaser shall cause each Purchaser Director (A) to make himself or herself reasonably available for interviews, (B) to consent to such reference and background checks or other investigations as the Board may reasonably request in order to determine such Purchaser Director meets the requirements to serve as a Purchaser Director as contemplated hereunder, solely to the extent such checks or investigations have been or will be required from all other non-executive directors of the Company, and (C) to provide to the Company a completed copy of the directors and officers questionnaire submitted by the Company to its other directors in the ordinary course of business. No Purchaser Director shall be eligible to serve as a director if he or she (x) has been involved in any of the events enumerated under Item 2(d) or (e) of Schedule 13D under the Exchange Act or Item 401(f), other than Item 401(f)(1), of Regulation S-K under the Securities Act or (y) is subject to any outstanding order, judgment, injunction, ruling, writ or decree of any governmental authority prohibiting service as a director of any public company. In the event that a Purchaser Director no longer satisfies all the requirements set forth in (1) the immediately preceding sentence and (2) the first sentence of this Section 3.04(b), such Purchaser Director's term of office shall immediately terminate in accordance with the Articles Supplementary, and the vacancy resulting from the termination of such Preferred Stock Director’s term of office may be filled as provided in the Articles Supplementary. As a condition to a Purchaser Director’s designation or election to the Board, pursuant to this Section 3.04, such Purchaser Director must provide to the Company:

(i)            all information reasonably requested by the Company that is required to be or is customarily disclosed for directors, candidates for directors and their respective Affiliates and representatives in a proxy statement or other filings in accordance with applicable Law, the NYSE Rules or the Company's charter or corporate governance guidelines;

(ii)            all information reasonably requested by the Company in connection with assessing eligibility, independence and other criteria applicable to directors or satisfying compliance and legal or regulatory obligations, solely to the extent such information has been or will be required from all other non-executive directors of the Company; and

(iii)           an undertaking in writing by the Purchaser Director:

(A)            to be subject to, bound by and duly comply with a standard confidentiality agreement in a form acceptable to the Company, the code of conduct and other policies of the Company, in each case, solely to the extent applicable to all other non-executive directors of the Company; and

(B)            at the request of the Board, to recuse himself or herself from any deliberations or discussions of the Board or any committee thereof regarding matters arising under the Transaction Documents that, in the reasonable determination of the directors of the Company other than a Purchaser Director, present actual or potential conflicts of interest with the Company or other matters that, in the reasonable determination of the directors of the Company other than a Purchaser Director, present actual or potential conflicts of interest with the Company (the “Recusal Matters”).

(c)            The Company shall indemnify each Purchaser Director, advance expenses to each Purchaser Director and provide each Purchaser Director with director and officer insurance to the same extent as it indemnifies, advances expenses to, and provides such insurance to, other non-executive members of the Board in their capacities as members of the Board, pursuant to the Company's Organizational Documents, the MGCL or otherwise. The Company hereby acknowledges that the Purchaser Directors may have rights to indemnification and advancement of expenses provided by the Purchaser or its Affiliates (directly or through insurance obtained by any such entity) (collectively, the “Director Indemnitors”). The Company hereby agrees and acknowledges that (i) it is the indemnitor of first resort with respect to the Purchaser Directors and (ii) it shall be required to advance expenses incurred by the Purchaser Directors, subject to applicable law and the terms of the Company's Organizational Documents, without regard to any rights the Purchaser Directors may have against the Director Indemnitors. These rights shall be a contract right.

(d)            Purchaser Directors shall not receive any compensation other than reimbursement of expenses in connection with serving on the Board, and shall not be entitled to serve on any committees of the Board; provided, however, that the Company shall not establish a committee of the Board, customarily referred to as an executive committee of the Board, to which the Board delegates authority to act on its behalf in conducting its general oversight of the Company (as opposed to oversight of a particular area, transaction or process) unless the Company invites at least one Purchaser Director to participate as a member of such executive committee. The Purchaser Directors shall be permitted to attend all meetings of all committees of the Board, other than meetings or portions thereof relating to a Recusal Matter, and all information delivered to members of the Board committees shall be delivered to the Purchaser Directors at substantially the same time as delivered to members of such committees, other than materials, or relevant portions thereof, relating to Recusal Matters.

(e)            Until the occurrence of the Second Fall-Away Date (as defined in the Articles Supplementary), if the Purchaser elects not to designate or elect a Purchaser Director in accordance with the Articles Supplementary, the Purchaser, acting by the consent in writing by the holders of a majority of the liquidation preference of the Series B Preferred Stock then outstanding (the “Majority Holders”), may cause one (1) Purchaser Director to be appointed as a non-voting observer of the Board (the “Purchaser Board Observer”). The Purchaser Board Observer shall be permitted to attend, strictly as an observer, meetings of the Board and its committees and material information delivered to the Board and its committees shall be delivered to the Purchaser Board Observer at substantially the same time as delivered to other non-executive directors and/or committee members, as applicable; provided, however, that the Company shall have the right to withhold any information and to exclude the Purchaser Board Observer from all or any portion of any meeting if access to such information or attendance at such meeting or portion of a meeting could reasonably be expected to (i) adversely affect the attorney-client privilege or work product protection, (ii) violate any applicable law, or (iii) violate the terms of any confidentiality agreement or other contract with a third party. The Purchaser Board Observer shall not have any voting rights with respect to any matters considered or determined by the Board or any committee thereof, or be entitled to receive any compensation or reimbursement of expenses in his or her capacity as Purchaser Board Observer. Any action taken by the Board at any meeting will not be invalidated by the absence of the Purchaser Board Observer at such meeting. The Purchaser Board Observer shall be subject to the requirements of this Section 3.04 to the same extent as Purchase Directors. For the avoidance of doubt, no Purchaser Board Observer shall be permitted to attend meetings of the Board or receive information delivered to the Board in connection with Recusal Matters.

(f)             Each Purchaser Director shall be permitted to share Confidential Information in his or her capacity as such with the Purchaser and its directors, officers and employees who are involved in Purchaser's oversight of its investment in the Company so long as such Persons remain subject to the confidentiality provisions in Section 3.20; provided, that so long as a Purchaser Director receives Confidential Information in his or her capacity as such, any such confidentiality provisions herein shall remain in effect.

(g)            The Purchaser may, in its sole discretion, elect in a duly written notice to the Corporation signed by the Majority Holders to irrevocably waive its right to designate or elect Purchaser Directors or Purchaser Board Observers.

(h)            The Company shall not amend Article III, Section 14 of its Second Amended and Restated Bylaws, in effect as of the date hereof, without the prior written consent of the Majority Holders. In addition, to the maximum extent permitted from time to time by the laws of the State of Maryland, the Company hereby renounces, and the Board has adopted a resolution renouncing, any interest or expectancy in, or any right to be offered an opportunity to participate in, business opportunities or classes or categories of business opportunities that are developed by or presented to one or more of the Purchaser Directors, even if the opportunity is one that the Company or its subsidiaries might reasonably be deemed to have pursued or had the ability or desire to pursue if granted the opportunity to do so, and no Purchaser Director shall be required to communicate or offer such business opportunity to the Company or any of the Company’s Affiliates.

(i)             Until such time as neither the Series B Preferred Stock nor the Warrant is outstanding, the Company shall not take any action so as to cause the application of Title 3, Subtitle 7 of the Maryland General Corporation Law, or any successor statute, to any Common Stock beneficially owned by the Purchaser.

Section 3.05.           Standstill. Until the later of (x) the second anniversary of the Closing Date; and (y) the Purchaser no longer has information rights under Section 3.08, neither the Purchaser nor any of its Affiliates shall, and the Purchaser shall cause each of its Affiliates not to, directly or indirectly, in any manner:

(a)            purchase or otherwise acquire legal or beneficial ownership of (1) any voting securities or any evidences of indebtedness, whether in the form of loans or debt securities, of the Company or its Subsidiaries or any joint venture in which the Operating Partnership or any Subsidiary is a member, or any Units (other than pursuant to the Warrants), (2) any rights or options to acquire, or securities convertible into or exercisable for, any such securities or indebtedness or (3) any contracts or instruments in any way related to the acquisition, or price, of any such securities or indebtedness (whether beneficially, constructively or synthetically through any derivative or trading position or otherwise), except, in each case, excluding (A) issuances by the Operating Partnership of OP Units acquired upon the exercise of the Warrants or issuances by the Company of shares of Common Stock acquired upon exchange of OP Units and (B) acquisition by any holder of securities in accordance with Section 12 of the Articles Supplementary;

(b)            solicit proxies or electronic written consents of stockholders with respect to, or from the holders of, any voting securities of the Company or any Units, or make, or in any way participate in, any solicitation of any proxy, consent or other authority to vote any voting securities of the Company with respect to the election of directors that have not been approved and recommended by the independent directors of the Company (and for purposes of this Section 3.05(b), “independent directors” shall exclude any Purchaser Director) or any other matter that has not been approved and recommended by the independent directors of the Company, otherwise conduct any nonbinding referendum with respect to the Company, or become a participant in, or seek to advise or knowingly encourage any Person in, any proxy contest or any solicitation with respect to the Company not approved and recommended by the independent directors of Company, including relating to the removal or the election of directors;

(c)            except as between and among the Purchaser and its Affiliates, form, join or in any other way participate in a “partnership, limited partnership, syndicate or other group” within the meaning of Section 13(d)(3) of the Exchange Act with respect to any securities of the Company or its Subsidiaries;

(d)            advise, knowingly encourage or participate in any effort by a third party with respect to the matters set forth in Section 3.05(b) above, or deposit any securities in a voting trust or subject any securities to any voting agreement or other arrangement of similar effect other than the voting agreements and arrangements provided for in the Transaction Documents;

(e)            call, or publicly request the call of, a special meeting of the stockholders of the Company or the limited partners of the Operating Partnership, or make a proposal (whether pursuant to Rule 14a-8 under the Exchange Act or otherwise) at any meeting of the stockholders of the Company or the limited partners of the Operating Partnership, or seek the removal of any director from the Board (other than any Purchaser Director);

(f)            solicit, effect, publicly offer or propose to effect, cause, or finance or in any way knowingly assist or facilitate any other Person to effect or seek, offer or propose (whether publicly or otherwise) to effect or participate in, or make any public statement with respect to, any merger, consolidation, business combination, tender or exchange offer, sale or purchase of assets, sale or purchase of securities, dissolution, liquidation, restructuring, recapitalization or similar transactions of or involving the Company or any of its Subsidiaries;

(g)            make or issue, or cause to be made or issued, any public disclosure, statement, comment or announcement, including the filing or furnishing of any document or report with the Commission or any other governmental agency or any disclosure to any journalist or analyst or the press or media (including social media), in support of any solicitation described in Section 3.05(b);

(h)            solicit, employ, or engage any person who is or was within the prior six months an employee of the Company or its Affiliates, or induce or attempt to induce any such employee or an independent contractor of the Company or its Affiliates, to leave his or her employment or engagement with the Company or its Affiliates, as applicable; provided that Purchaser may employ any Person pursuant to a general solicitation for hire and not as a result of a specific solicitation of such Person, take any action which would reasonably be expected to cause or require the Company to make a public announcement regarding any of the foregoing, or publicly request to amend, waive or terminate any provision of this Section 3.05;

(i)            advise, assist, encourage or seek to persuade others to take any action with respect to any of the foregoing; it being understood and agreed that nothing in this Agreement shall in any way limit the activities of any director of the Company taken in good faith in his or her capacity as a director; or

(j)            contest the validity or enforceability of this Section 3.05; provided, that nothing in this Agreement shall restrict Purchaser from acquiring shares of the Company’s Common Stock upon redemption of any OP Units or enforcing or exercising their rights under the terms of the Series B Preferred Stock or the Transaction Documents.

(k)            Notwithstanding the provisions of this Section 3.05, the provisions of this Section 3.05 shall not restrict the Purchaser or its Affiliates and representatives from participating in any process approved, conducted or initiated by the Company or its Affiliates pursuant to which the Company or any of its debt, equity, businesses or assets are proposed to be financed, sold or otherwise disposed of.

Section 3.06.          Voting Agreement: For so long as the Purchaser beneficially own shares of Common Stock, Warrants or OP Units that represent, in the aggregate and on an-as exercised basis, at least 4.0% of the Company's outstanding Common Stock plus OP Units plus OP Units issuable upon exercise of the Warrants, and provided that dividends on the Series B Preferred Stock then held by the Purchaser are not in arrears, the Purchaser shall vote all shares of Common Stock held by them (a) in favor of each director nominee recommended by the Board for approval; (b) against any director nominee that has not been recommended by the Board; and (c) in favor of any “say-on-pay” proposal. The provisions of this Section 3.06 shall not apply to the consent rights of the holders of Series B Preferred Stock set forth in Section 11 of the Articles Supplementary. The Purchaser does hereby constitute and appoint the Company, as proxy for the Purchaser, with full power of substitution, to exercise the Purchaser’s voting obligations under this Section 3.06 and affirms that this proxy is given in connection with this Agreement and that this proxy is coupled with an interest and is irrevocable.

Section 3.07.           Use of Proceeds. The Company shall use the proceeds from the issue of Securities at the Initial Closing and the issue of Additional Securities at each Subsequent Closing solely for the purposes set forth in Section 3.07 of the Disclosure Schedules.

Section 3.08.           Information Rights. The Company agrees to send the following to the Purchaser during such period as the Series B Preferred Stock remains outstanding, unless the following are filed with the Commission through EDGAR and are available to the public through the EDGAR system: (i) within one (1) Business Day after the filing thereof with the Commission, a copy of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, any Current Reports on Form 8-K and any registration statements (other than on Form S-8) or amendments filed pursuant to the Securities Act; (ii) within one (1) Business Day after the release thereof, facsimile or e-mailed copies of all press releases issued by the Company or any of its Subsidiaries, (iii) copies of any notices and other information made available or given to the stockholders of the Company generally, contemporaneously with the making available or giving thereof to the stockholders, (iv) promptly following request by the Purchaser, monthly Smith Travel Research Reports for each of the Company’s and its Subsidiaries’ properties and assets and (v) quarterly, unaudited property-level financials. As used herein, “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in the City of New York are authorized or required by law to remain closed. The Purchaser may, in its sole discretion, elect in a duly written notice to the Corporation signed by the Majority Holders to irrevocably waive its right to information set forth in this Section 3.08.

Section 3.09.           Fees and Expenses. At the Initial Closing, the Company shall reimburse the Purchaser for all reasonably documented out-of-pocket expenses incurred by Purchaser or its Affiliates in connection with the negotiation, preparation, execution, delivery and performance of the Transaction Documents, including, without limitation, legal fees, consultant fees, third party vendor fees, and due diligence costs, in an amount not to exceed $1,000,000. The Company shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by the Company and any exercise notice delivered by a Purchaser), stamp taxes and other taxes and duties levied in connection with the delivery of the Securities to the Purchaser.

Section 3.10.           Conduct of Business. During the Reporting Period, the business of the Company and its Subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect.

Section 3.11.           Reservation of OP Units. The Operating Partnership shall take all action necessary to at all times have authorized, and reserved for the purpose of issuance, no less than 100% of the number of Warrant Units issuable upon exercise of the Warrants.

Section 3.12.           Right of Negotiation. Until such time as the Purchaser no longer holds shares of Series B Preferred Stock, if the Company intends to surrender one or more of its real properties or interests therein, other than the Company's Courtyard Times Square West, Holiday Inn Manhattan 6th Avenue, Chelsea and Courtyard Pittsburgh Shadyside properties, to the lender in satisfaction of indebtedness secured by such properties or interests, then prior to negotiating any definitive terms of such surrender with the applicable lender, the Company shall, as promptly as reasonably practicable thereafter, similarly notify the Purchaser of its determination. At the written request of the Majority Holders, delivered to the Company within 15 Business Days after receipt of the Company's notice, the Company and a representative of the Purchaser designated in writing by the Majority Holders will enter into good faith negotiations regarding the terms and conditions on which the Purchaser may purchase the applicable properties from the Company in lieu of surrendering them to the lender. In its notice to the Company, the Purchaser shall confirm its willingness to purchase the properties at a price, payable in cash, that is not less than that amount that will satisfy in full the Company's obligations under the indebtedness of the third party lender. Following receipt of the Purchaser's notice, the parties will negotiate in good faith for 30 days regarding the terms and conditions of any such transaction; provided, however, that in no event shall the Company be required to agree to terms and conditions that would place the Company in a less advantageous position than if the Company had surrendered the property to the lender. The Company will cooperate with the Purchaser's designee in seeking necessary consents and approvals from applicable franchisors, management companies and other relevant parties. If the parties have been unable to enter into a customary purchase and sale agreement within 30 days after the date of the Purchaser's notice, either party may terminate all discussions and negotiations and neither party shall have any further obligations under this Section 3.12 with respect to the property.

Section 3.13.      Guarantor Net Worth. The Guarantors, jointly and severally, agree that from the Initial Closing Date until the earlier of (i) the 18 months anniversary of the Initial Agreement or (ii) the completion of the last Subsequent Closing, (A) Ascendant Guarantor shall maintain a net worth, as determined based on financial statements prepared in accordance with GAAP of at least $300,000,000, (B) Oaktree Guarantor 1, Oaktree Guarantor 2 and Oaktree Guarantor 3 shall maintain a combined net worth, as determined based on financial statements prepared in accordance with GAAP of at least $1,607,840,000, and (C) Oaktree Guarantor 4 shall maintain a net worth, as determined based on financial statements prepared in accordance with GAAP of at least $392,160,000; provided that, for purposes of determining the net worth of each Guarantor, the assets of a Guarantor shall include Uncalled Capital Commitments. “Uncalled Capital Commitments” shall mean current, unencumbered (except to the extent securing subscription lines, the outstanding amounts of which are deducted pursuant to the parenthetical below), irrevocable and callable uncalled capital commitments from investors in such Guarantor, other than capital commitments (less the amount then outstanding under subscription lines, if any, secured by such uncalled capital commitments) from any investor in any Guarantor that: (A) is in breach or otherwise in default on its obligations to make capital contributions to such Guarantor under the organizational documents of such Guarantor or any other agreement relating to the making of its capital contributions, or (B) is subject to a proceeding under the bankruptcy code.

Section 3.14.      Return of Portion of Origination Fee: If the Company has not required the Purchaser to purchase any Additional Shares pursuant to Section 1.02(b) for Approved Acquisitions, the Purchaser shall promptly return $1.0 million of the Origination Fee that was paid to the Purchaser at the Initial Closing as promptly as practicable after the 18 months anniversary of the Initial Closing, and in any event within 5 Business Days after the receipt of a written request therefor from the Company. The Company, at its option, may, in lieu of receiving such portion of the Origination Fee, offset such portion of the Origination Fee to any future dividends payable to the Purchaser on the Series B Preferred Stock.

Section 3.15.      Guarantee. (a) Ascendant Guarantor, Oaktree Guarantor 1, Oaktree Guarantor 2 and Oaktree Guarantor 3, jointly and severally, hereby fully and unconditionally guarantee to the Company, up to 79.167% of, and (b) Ascendant Guarantor and Oaktree Guarantor 4, jointly and severally, hereby fully and unconditionally guarantee to the Company, up to 20.8333% of, the due and punctual payment of the Aggregate Initial Closing Purchase Price, any Aggregate Subsequent Closing Purchase Price and indemnification obligations of the Purchaser under this Agreement when the same become due and payable by the Purchaser to the Company pursuant to this Agreement and the other Transaction Documents; provided that, notwithstanding anything herein to the contrary, the aggregate liability of the Ascendant Guarantor pursuant to this Section 3.15 shall not exceed $100,000,000.

Section 3.16.      Public Disclosure. The Purchaser acknowledges that the Company is obligated to disclose its entry into this Agreement and the Transaction Documents in a Current Report on Form 8-K that will be filed with the Commission within four Business Days after the date of this Agreement. The Company will furnish the Purchaser with a copy of the Form 8-K reasonably in advance of its filing and will take into account any reasonable comments made by the Purchaser. The Purchaser and the Company agree that the initial press release to be issued with respect to the transactions contemplated by the Transaction Documents following execution of this Agreement shall be in the form mutually agreed by the parties (the “Announcement”).

Section 3.17.      Certain Statutes. Unless the Company has obtained the prior written consent of the Purchaser, the Company shall take such actions as may be necessary to render inapplicable any control share acquisition, interested stockholder, business combination or similar anti-takeover provisions in the Company’s Organizational Documents or under law that is or could become applicable to any of the Purchaser as a result of the transactions contemplated in the Transaction Documents, including the Company’s issuance of Common Stock upon conversion of the OP Units.

Section 3.18.      Tax Matters. The Purchaser and the Company agree that, (i) the Series B Preferred Stock shall be treated as equity for U.S. federal income tax purposes, and (ii) the Company shall not treat as a dividend for U.S. federal income tax purposes any amount in respect of the Series B Preferred Stock owned by a Purchaser on account of the accrual of dividends at the Dividend Rate (as defined in the Articles Supplementary), unless and until such dividends are declared and paid in cash or in kind through a distribution of additional shares of Series B Preferred Stock, and, in each case, shall not file any tax return inconsistent with such treatment unless otherwise required by a change in law or by the Internal Revenue Service (the "IRS") or another governmental authority following an audit or examination. For the avoidance of doubt, nothing herein shall be interpreted as precluding the Company from treating the excess of the initial liquidation preference of share of Series B Preferred Stock over its allocated Aggregate Purchase Price as determined pursuant to this section as a dividend for U.S. federal income tax purposes, to be taken into account over the five year period beginning on the Initial Closing Date in accordance with the principles of Section 1272(a) of the Code. Within ten (10) days of the Initial Closing Date, the Purchaser shall determine and deliver to the Company a proposed valuation of the Warrants (the “Purchaser’s Proposed Valuation”). If the Company agrees with such proposed valuation, the proposed valuation shall become the final valuation of the Warrants. If the Company does not agree with the Purchaser’s Proposed Valuation, then within ten (10) days of receipt of the Purchaser’s Proposed Valuation, the Company shall determine and deliver to the Purchaser a proposed valuation of the Warrants (the “Company’s Proposed Valuation”). If the Purchaser and the Company are not able to come to an agreement as to the final valuation of the Warrants within ten (10) days thereafter, the Purchaser and the Company shall agree in good faith on an independent nationally recognized valuation or financial advisory firm to determine the final valuation of the Warrants, which valuation must be within the range of the Purchaser’s Proposed Valuation and the Company’s Proposed Valuation. The costs of such valuation or financial advisory firm shall be split fifty-fifty (50-50) by the Purchaser on the one hand and the Company on the other hand. Once a final valuation of the Warrants (the “Final Warrant Valuation”) is determined pursuant to the terms of this Section, the Aggregate Purchase Price shall be allocated among the Series B Preferred Stock and Warrants on the basis of such Final Warrant Valuation, and the Purchaser and the Company agree to not file any tax returns inconsistent with such allocation of the Aggregate Purchase Price, unless otherwise required by the IRS or another governmental authority following an audit or examination.

Section 3.19.      Withholding. The Company shall cooperate in good faith with Purchaser to minimize or eliminate any withholding or deduction on any distribution or deemed distributions with respect to the Series B Preferred Stock or Warrants beneficially owned by the Purchaser, including giving the Purchaser an opportunity to provide additional information or to apply for an exemption from, or a reduced rate of, withholding.

Section 3.20.      Confidentiality. The Purchaser shall, and shall cause its Affiliates and their respective representatives to, keep confidential any information (including oral, written and electronic information) concerning the Company, its Subsidiaries or its Affiliates that may be furnished to the Purchaser, its Affiliates or its or their respective representatives by or on behalf of the Company or any of its representatives pursuant to (x) this Agreement, including any such information provided pursuant to Section 3.04(e) or Section 3.08 or (y) pursuant to the Confidentiality Agreement, dated May 8, 2020, by and between Ascendant Capital Partners LP and the Company (the “Confidentiality Agreement”) (the information referred to in clauses (x) and (y), collectively referred to as the “Confidential Information”) and to use the Confidential Information solely for the purposes of monitoring, administering or managing the Purchaser's investment in the Company made pursuant to this Agreement (a “Permitted Purpose”); provided that the Confidential Information shall not include information that (i) was or becomes available to the public other than as a result of a disclosure by the Purchaser, any of its Affiliates or any of their respective representatives in violation of this Section 3.20, (ii) was or becomes available to the Purchaser, any of its Affiliates or any of their respective representatives on a non-confidential basis from a source other than the Company or its representatives; provided that such source was not, to the Purchaser’s knowledge after due inquiry, subject to any legally binding obligation (whether by agreement or otherwise) to keep such information confidential, (iii) at the time of disclosure is already in the possession of the Purchaser, any of its Affiliates or any of their respective representatives, provided that such information is not, to the Purchaser’s knowledge after due inquiry, subject to any legally binding obligation (whether by agreement or otherwise) to keep such information confidential, or (iv) is independently developed by its Purchaser, any of its Affiliates or any of their respective representatives without reference to, incorporation of, reliance on or other use of any Confidential Information. The Purchaser agrees, on behalf of itself and its Affiliates and its and their respective representatives, that Confidential Information may be disclosed solely (i) to the Purchaser’s Affiliates and Permitted Transferees (as defined below) and its and their respective representatives to the extent required for a Permitted Purpose, and in any event shall not be shared with any such representative who, to the knowledge of the Purchaser, has an employment, director, officer, operating partner or similar relationship with a Competitor, (ii) to its stockholders, limited partners, members or other owners, as the case may be, regarding the general status of its investment in the Company (without disclosing specific confidential information), (iii) to any prospective financing source in connection with Purchaser's funding of the purchase of the Initial Shares or Additional Shares (including any syndication and marketing thereof), as long as such prospective lender agrees to be bound by a customary confidentiality or non-disclosure agreement and (iv) in the event that the Purchaser, any of its Affiliates or any of its or their respective representatives are requested or required by applicable Law, judicial or administrative order, consent, decree or judgment, stock exchange rule or other applicable judicial or governmental process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process) to disclose any Confidential Information, in each of which instances the Purchaser, its Affiliates and its and their respective representatives, as the case may be, shall, to the extent legally permitted, provide notice to the Company promptly so that the Company will have a reasonable opportunity to timely seek to limit, condition or quash such disclosure (in which case the Purchaser shall use reasonable efforts to assist the Company in this respect), all at the Company’s sole cost and expense. The obligations of this Section 3.20 shall remain in full force and effect until the later of (1) two (2) years from the Initial Closing Date and (2) the date on which the Purchaser no longer has the right to designate or elect any Purchaser Directors in accordance with Section 3.04. As used herein, "Permitted Transferee" shall have the meaning assigned thereto in the Lockup Letter, dated the date hereof, delivered by the Purchaser to CWA LLC (the "Lock-Up Letter").

Section 3.21.      Liquidity Option.

(a)          Within six months after the eight year anniversary of the Initial Closing Date (the “Liquidity Exercise Period”), and solely to the extent the Company and the Operating Partnership have not consummated a Liquidity Event, the Purchaser shall have the option (the “Liquidity Option”), but not the obligation, to require the Operating Partnership to purchase from the Purchaser, in whole and not in part, any OP Units previously issued to the Purchaser upon exercise of the Warrants and shares of Common Stock previously issued to the Purchaser upon redemption of such OP Units at a price equal to the product of (A) the number of OP Units held by the Purchaser at the time of exercise of the Liquidity Option that were issued upon previous exercise of any Warrants and (without duplication) the number of shares of Common Stock held by the Purchaser at the time of exercise of the Liquidity Option that were issued upon redemption of such OP Units (the “Covered Securities”) and (B) 95% of the most recent estimated net asset value of a share of Common Stock approved by the Board and publicly announced by the Company (the “Liquidity Price”). The Company shall have the right to elect to pay such Liquidity Price in cash or in the form of a two-year note with a 5.0% annual interest rate and other terms and conditions that are customary in the market and mutually agreed by the Company and the Purchaser (“Liquidity Note”); provided, that such Liquidity Note shall, in the case of a default by the Company of the terms and conditions thereof, (I) the interest rate shall be increased to 4% and (II) the Specified Holder (as defined in the Articles Supplementary) shall have substantially similar rights as those set forth in Section 9 of the Articles Supplementary as to having the right to require a Required Asset Sale (as defined in the Articles Supplementary). As used herein, “Liquidity Event” means any of (w) a Change of Control (as defined in the Articles Supplementary) of the Company or the Operating Partnership that results in the Purchaser receiving, or having the right to receive pursuant to the agreement of limited partnership of the Operating Partnership, consideration solely in the form of cash or immediately liquid securities listed on a national securities exchange under Section 6 of the Exchange Act, (x) a liquidation, dissolution and winding up of the Company and the Operating Partnership, (y) a Listing (as defined in the Articles Supplementary) and/or (z) an exercise of the Call Option (as defined in the Warrants).

(b)           The Purchaser may exercise the Liquidity Option only by delivering written notice of exercise to the Company (the “Liquidity Notice”). The Company shall be obligated to purchase from the Purchaser all of the Purchaser’s Covered Securities within sixty (60) Business Days of the Company’s receipt of the Liquidity Notice (the “Liquidity Notice Period”); provided that such period may be mutually extended by agreement of the Company and the Purchaser as necessary to accommodate the determination of the Liquidity Price. During the Liquidity Notice Period, the Purchaser shall not take any action that has caused or will cause the Purchaser to have, directly or indirectly, effected or agreed to effect any short sale, whether or not against the box, established any “call equivalent position” (as defined in Rule 16a-1(h) under the Exchange Act with respect to the Common Stock), granted any other right (including, without limitation, any put or call option) with respect to the Common Stock or with respect to any security that includes, relates to or derived any significant part of its value from the Common Stock.

(c)           If the Liquidity Option is exercised, the closing of the required purchase and sale of the Covered Securities shall occur on the sixtieth (60th) Business Day following the delivery of the Liquidity Notice or at such other time as may be mutually agreed between the Company and the Purchaser (the “Liquidity Option Closing Date”). At the closing, the Company shall pay the Purchaser the Liquidity Price in cash, or the Company and the Purchaser shall execute the Liquidity Note.

Article IV

INDEMNIFICATION

Section 4.01.      Indemnification.

(a)           For the purpose of this Section 4.01 and Section 2.02(r): the term “Purchaser/Affiliate” shall mean any Affiliate of any Purchaser, including a transferee who is an Affiliate of any Purchaser, and any Person who controls any Purchaser or any Affiliate of any Purchaser within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act.

(b)          The Company and the Operating Partnership, jointly and severally, agree to indemnify and hold harmless the Purchaser and the Purchaser/Affiliate from and against any and all losses, claims, actions, damages, liabilities or reasonable expenses (including the reasonable cost of investigation and any legal, attorneys or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim) (collectively, “Losses”), actually incurred by the Purchaser or a Purchaser/Affiliate based upon, attributable to or arising from, in whole or in part, on any breach or inaccuracy in the representations, warranties and covenants of the Company or the Operating Partnership contained in this Agreement, or any failure of the Company to perform its obligations hereunder or under law, and shall promptly reimburse the Purchaser and the Purchaser/Affiliate for any legal and other expenses as such expenses are reasonably incurred by the Purchaser or the Purchaser/Affiliate in connection with any such breach or inaccuracy and with investigating, defending or preparing to defend, settling, compromising or paying any such Losses; provided, however, that neither the Company nor the Operating Partnership shall be liable for amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the written consent of the Company, which consent shall not be unreasonably withheld or delayed, and neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such Losses arise out of or are based upon (A) the failure of any Purchaser to comply with the covenants and agreements contained in Section 1.04 and Article III hereof; or (B) the breach in the representations or warranties made by any Purchaser herein. The indemnity agreement set forth in this Section 4.01(b) shall be in addition to any liability to which the Company or the Operating Partnership may otherwise have.

(c)          The Purchaser shall indemnify and hold harmless the Company, the Operating Partnership, each of their respective directors, officers, members, partners, employees, agents and representatives and each Person, if any, who controls the Company or the Operating Partnership within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively, the “Company Indemnitees”), against any Losses to which the Company Indemnitees may become subject or incur, under the Securities Act, the Exchange Act, or any other federal or state statutory law or regulation, or at common law or otherwise (including in settlement of any litigation) insofar as such Losses (or actions in respect thereof as contemplated below) arise out of or are based upon (i) the failure of any Purchaser to comply with the covenants and agreements of the Purchaser hereunder or any failure of a Purchaser to perform its obligations hereunder or under law; or (ii) any breach or inaccuracy in the representations or warranties made by any Purchaser herein; and shall reimburse the Company Indemnitees for any legal and other expense reasonably incurred by the Company Indemnitees in connection with any such breach or inaccuracy and with investigating, defending, settling, compromising or paying any such Losses.

(d)          Promptly after receipt by an indemnified party under this Section 4.01 of notice of the threat or commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 4.01, promptly notify each such indemnifying party in writing thereof, but the failure or delay to notify such indemnifying parties will not relieve such indemnifying parties from any liability that they may have to any indemnified party under the indemnity agreement contained in this Section 4.01, except to the extent that its ability to defend is actually impaired by such failure or delay. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from any indemnifying party, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with all other indemnifying parties similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party, and the indemnifying party and the indemnified party shall have reasonably concluded, based on the advice of counsel reasonably satisfactory to the indemnifying party, that there may be a conflict of interest between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties or the named parties in any such proceeding (including any impleaded parties included by the Company and the indemnified person)), the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties. Upon receipt of notice from the indemnifying party to such indemnified party of its election to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under this Section 4.01 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed such counsel in connection with the assumption of legal defenses in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel, reasonably satisfactory to such indemnifying party, representing all of the indemnified parties who are parties to any one action or series of related actions in the same jurisdiction (other than local counsel in any such jurisdiction)) or (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of action, in each of which cases the reasonable fees and expenses of counsel shall be at the expense of the indemnifying party. In no event shall any indemnifying party be liable for any settlement or in respect of any amounts paid in settlement of any claim, action or proceeding unless the indemnifying party shall have approved in writing the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened claim, action or proceeding in respect of which any indemnified party is or could have been a party and indemnification could have been sought hereunder by such indemnified party from all Losses that are the subject matter of such claim, action or proceeding, unless such settlement (x) includes an unconditional release of such indemnified party, in form and substance reasonably satisfactory to such indemnified party, from all liability on claims that are the subject matter of the subject claim, action or proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

Section 4.02.      Survival of Agreements and Representations and Warranties.

(a)           Notwithstanding any investigation made by any party to this Agreement, all covenants and agreements made by the Company, the Operating Partnership and the Purchaser herein shall survive the execution of this Agreement, the delivery to the Purchaser of the Securities and the payment therefor.

(b)          The representations and warranties of the Company, the Operating Partnership and the Purchaser contained in Article II (other than those contained in Sections 2.01(b)(i), (g), (m) and (w) (collectively, the “Fundamental Representations”)) shall survive for the longer of (i) twelve (12) months following the Initial Closing Date, and (ii) six (6) months following the last Subsequent Closing Date to occur hereunder, and shall then expire, and the Fundamental Representations shall survive until the expiration of the applicable statute of limitations and shall then expire; provided that nothing herein shall relieve any party of liability for any inaccuracy in or breach of such representation or warranty to the extent that any good-faith allegation of such inaccuracy or breach is made in writing prior to such expiration by a Person entitled to make such claim pursuant to the terms and conditions of this Agreement.

(c)           Notwithstanding anything herein to the contrary, except in the case of fraud, from and after the Closing, the maximum liability of the Company and the Operating Partnership under or relating to this Agreement to the extent relating to or arising out of any breach of, or inaccuracy in, the representations and warranties of the Company and the Operating Partnership made herein (other than with respect to the Fundamental Representations) shall in no event exceed 10 % of the Aggregate Purchase Price.

Article V

MISCELLANEOUS

Section 5.01.      Entire Agreement. This Agreement, together with the exhibits, disclosure schedules and other schedules hereto, contains the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits, disclosure schedules and other schedules.

Section 5.02.      Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via electronic mail at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via electronic mail on a day that is not a Business Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as set forth on the signature pages attached hereto.

Section 5.03.      Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed by the Company, the Operating Partnership and the Purchaser. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

Section 5.04.      Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

Section 5.05.      Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. No party to this Agreement may assign this Agreement or any rights or obligations hereunder without the prior written consent of each other party to this Agreement (other than by merger); provided, that (a) the Purchaser or any Permitted Transferee may assign its rights, interests and obligations under this Agreement, in whole or in part (including solely the right to purchase the Initial Shares and/or Additional Shares in accordance with Section 1.01 and/or Section 1.02), to one or more Permitted Transferees, and (b) in the event of such assignment, the assignee shall agree in writing to be bound by the provisions of this Agreement, including the rights, interests and obligations so assigned; provided, further, that, notwithstanding the foregoing, no such assignment effected prior to an Initial Closing or a Subsequent Closing, if applicable, will relieve any Purchaser or Permitted Transferee of its obligations hereunder to be performed at or prior to such Initial Closing or Subsequent Closing (but following such Initial Closing or Subsequent Closing, such assignee shall be solely responsible for the assigned obligations, and the assigning Purchaser or Permitted Transferee shall have no further responsibilities or liability with respect to such assigned obligations).

Section 5.06.      Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If either party shall commence an action, suit or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 5.07.      Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

Section 5.08.      Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

Section 5.09.      Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, the Purchaser and the Company shall be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in this Agreement and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

Section 5.10.      Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise this Agreement and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments thereto.

Section 5.11.      WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY ANY PARTY AGAINST ANY OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

Section 5.12.      No Recourse. The parties agree that this Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the entities that are expressly identified as parties hereto and no former, current or future equity holders, controlling persons, directors, officers, employees, agents or Affiliates of any party hereto or any former, current or future stockholder, controlling person, director, officer, employee, general or limited partner, member, manager, agent or Affiliate of any of the foregoing (each, a “Non-Recourse Party”) shall have any liability for any obligations or liabilities of the parties to this Agreement or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any representations made or alleged to be made in connection herewith. Without limiting the rights of any party against the other parties hereto, and subject to the immediately following sentence, in no event shall any party or any of its Affiliates seek to enforce this Agreement against, make any claims for breach of this Agreement against, or seek to recover monetary damages from, any Non-Recourse Party. Notwithstanding the foregoing, this Section 5.12 shall in no way be deemed to limit the liability or obligations of any party to the extent that such party is required to cause its Subsidiaries, Affiliates or representatives to take any action or refrain from taking any action pursuant to this Agreement.

Section 5.13.      Dealings with Purchaser. Each of the Company and the Purchaser acknowledges and agrees that: (a) the Purchaser and its Non-Recourse Parties (collectively, the “Investor Group”; provided, that for purposes of this Section 5.13, references to “Investor Group” shall not include any Purchaser Directors in their capacity as such, provisions with respect to whom are contained in Section 3.04(j)) (i) have investments or other business relationships with entities engaged in other businesses (including those which may compete with the business of the Company and any of its subsidiaries or areas in which the Company or any of its Subsidiaries may in the future engage in business) and in related businesses other than through the Company or any of its Subsidiaries, (ii) may develop a strategic relationship with businesses that are or may be competitive with the Company or any of its Subsidiaries and (iii) will not be prohibited by virtue of the Investor Group's investment in the Company or its Subsidiaries, or its service on the Board or any Subsidiary’s board of directors or other governing body, from pursuing and engaging in any such activities; (b) neither the Company nor any stockholders of the Company shall have any right in or to such other ventures or activities or to the income or proceeds derived therefrom; (c) no member of the Investor Group shall be obligated to present any particular investment or business opportunity to the Company even if such opportunity is of a character which, if presented to the Company, could be undertaken by the Company, and each member of the Investor Group shall have the right to undertake any such opportunity for itself for its own account or on behalf of another or to recommend any such opportunity to other Persons; and (d) subject to the express terms and conditions set forth in this Agreement, each member of the Investor Group may enter into contracts and other arrangements with the Company and its Affiliates from time to time on terms approved by the Board and the board of directors of such Affiliates, as applicable. Each of the Company and the Purchaser hereby waives, to the fullest extent permitted by applicable Law, any claims and rights that such Person may otherwise have in connection with the matters described in this Section 5.13 and the Company, pursuant to approval by the Board, hereby renounces its interest or expectancy, as between itself and the Investor Group, in any corporate opportunity or other matter described in this Section 5.13.

(Signature Pages Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

WATERMARK LODGING TRUST, INC.		Address for Notice:

150 N. Riverside Plaza
Suite 4200
Chicago, IL 60606
Attn: Michael G. Medzigian
Email: medzigian@watermarklodging.com

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

CWI 2 OP, LP
By Watermark Lodging Trust, Inc.,
its general partner		Address for Notice:
150 N. Riverside Plaza
Suite 4200
Chicago, IL 60606
Attn: Michael G. Medzigian
Email: medzigian@watermarklodging.com

By:	/s/ Michael G. Medzigian
Name: Michael G. Medzigian
Title: Chief Executive Officer

With a copy to (which shall not constitute notice):

Kathleen L. Werner
Clifford Chance US LLP
31 West 52nd Street
New York, NY 10019
Tel: (212) 878-8526
Fax: (212) 878-8375
Email: kathleen.werner@cliffordchance.com

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

ACP WATERMARK INVESTMENT LLC

By: Ascendant Intermediate

Its: Managing Member

By:	/s/ Russell Gimelstob
Name: Russell Gimelstob
Title: Authorized Signatory

Jurisdiction of Purchaser’s Executive Offices: California

Address for Notice to Purchaser:

c/o ACP Watermark Intermediate LLC

11777 San Vicente Blvd., Suite 650

Los Angeles, California 90049

Attention: Russell Gimelstob and Alex Halpern

E-mail: russell@ascendantcapital.com

E-mail: alex@ascendantcapital.com

Telephone: 877-410-1250

And:

Watermark GAP Holdco, LLC

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman, Zachary Serebrenik and Taejo Kim

E-Mail: ckleinman@oaktreecapital.com; zserebrenik@oaktreecapital.com; and tkim@oaktreecapital.com

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Gary Axelrod

E-mail: gary.axelrod@lw.com

Latham & Watkins LLP

355 South Grand Avenue, Suite 100

Los Angeles, CA 90071-1560

Attention: Bradley A. Helms

E-mail: bradley.helms@lw.com

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Solely in connection with the obligations set forth in Section 3.15 hereof:

ASCENDANT CAPITAL FUND LP

By: Ascendant Capital Partners GP LLC

Its: General Partner

By:	/s/ Russell Gimelstob
Name: Russell Gimelstob
Title: Authorized Signatory

Jurisdiction of Ascendant Guarantor's Executive Offices: California

Address for Notice to Ascendant Guarantor:

Ascendant Capital Fund LP

11777 San Vicente Blvd., Suite 650

Los Angeles, California 90049

Attention Russell Gimelstob and Alex Halpern

E-mail: russell@ascendantcapital.com; alex@ascendantcapital.com

Telephone: 877-410-1250

With a copy (which shall not constitute notice) to:

Latham & Watkins LLP

330 N. Wabash Avenue, Suite 2800

Chicago, Illinois 60611

Attention: Gary Axelrod

E-mail: gary.axelrod@lw.com

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Solely in connection with the obligations set forth in Section 3.15 hereof:

OAKTREE SPECIAL SITUATIONS FUND II AIF HOLDINGS (DELAWARE), L.P.

By: Oaktree Fund GP IIIA, LLC

Its: General Partner

By: Oaktree Fund GP III, L.P.

Its: Managing Member

By:	/s/ David Smolens
Name: David Smolens
Title: Authorized Signatory

By:	/s/ Zachary Serebrenik
Name: Zachary Serebrenik
Title: Authorized Signatory

Jurisdiction of Oaktree Guarantor 1's Executive Offices: California

Address for Notice to Oaktree Guarantor 1:

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman, Zachary Serebrenik and Taejo Kim

E-Mail: ckleinman@oaktreecapital.com; zserebrenik@oaktreecapital.com; and tkim@oaktreecapital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Attention: Hamed Meshki P.C. and Robert Keane P.C.

E-Mail: hamed.meshki@kirkland.com and Robert.keane@kirkland.com

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Solely in connection with the obligations set forth in Section 3.15 hereof:

OAKTREE HUNTINGTON INVESTMENT FUND II AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. - Series N

Its: General Partner

By: Oaktree Fund GP AIF, LLC

Its: General Partner

By: Oaktree Fund GP III, L.P.

Its: Managing Member

By:	/s/ David Smolens
Name: David Smolens
Title: Authorized Signatory

By:	/s/ Zachary Serebrenik
Name: Zachary Serebrenik
Title: Authorized Signatory

Jurisdiction of Oaktree Guarantor 2's Executive Offices: California

Address for Notice to Oaktree Guarantor 2:

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman, Zachary Serebrenik and Taejo Kim

E-Mail: ckleinman@oaktreecapital.com; zserebrenik@oaktreecapital.com; and tkim@oaktreecapital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Attention: Hamed Meshki P.C. and Robert Keane P.C.

E-Mail: hamed.meshki@kirkland.com and Robert.keane@kirkland.com

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Solely in connection with the obligations set forth in Section 3.15 hereof:

OAKTREE STAR INVESTMENT FUND II AIF (DELAWARE), L.P.

By: Oaktree Fund AIF Series, L.P. -- Series Q

Its: General Partner

By: Oaktree Fund GP AIF, LLC

Its: General Partner

By: Oaktree Fund GP III, L.P.

Its: Managing Member

By:	/s/ David Smolens
Name: David Smolens
Title: Authorized Signatory

By:	/s/ Zachary Serebrenik
Name: Zachary Serebrenik
Title: Authorized Signatory

Jurisdiction of Oaktree Guarantor 3's Executive Offices: California

Address for Notice to Oaktree Guarantor 3:

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman, Zachary Serebrenik and Taejo Kim

E-Mail: ckleinman@oaktreecapital.com; zserebrenik@oaktreecapital.com; and tkim@oaktreecapital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Attention: Hamed Meshki P.C. and Robert Keane P.C.

E-Mail: hamed.meshki@kirkland.com and Robert.keane@kirkland.com

(Signature Page to Securities Purchase Agreement)

IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

Solely in connection with the obligations set forth in Section 3.15 hereof:

OAKTREE REAL ESTATE OPPORTUNITIES FUND VIII, L.P.

By: Oaktree Real Estate Opportunities Fund VIII GP, L.P.

Its: General Partner

By: Oaktree Real Estate Opportunities Fund VIII GP Ltd.

Its: General Partner

By: Oaktree Capital Management, L.P.

Its: Director

By:	/s/ Cary Kleinman
Name: Cary Kleinman
Title: Authorized Signatory

By:	/s/ Taejo Kim
Name: Taejo Kim
Title: Authorized Signatory

Jurisdiction of Oaktree Guarantor 4's Executive Offices: California

Address for Notice to Oaktree Guarantor 4:

c/o Oaktree Capital Management, L.P.

333 S. Grand Avenue, 28th Floor

Los Angeles, CA 90071

Attention: Cary Kleinman, Zachary Serebrenik and Taejo Kim

E-Mail: ckleinman@oaktreecapital.com; zserebrenik@oaktreecapital.com; and tkim@oaktreecapital.com

With a copy (which shall not constitute notice) to:

Kirkland & Ellis LLP

555 South Flower Street, Suite 3700

Los Angeles, California 90071

Attention: Hamed Meshki P.C. and Robert Keane P.C.

E-Mail: hamed.meshki@kirkland.com and Robert.keane@kirkland.com

(Signature Page to Securities Purchase Agreement)